Exhibit 10.9

LEASE AGREEMENT

228 Strawbridge Associates, LLC
Landlord

AND

Tabula Rasa HealthCare, Inc.
Tenant

AT

228 Strawbridge Drive
Moorestown, New Jersey

LEASE AGREEMENT

i

THIS LEASE AGREEMENT is made by and between 228 Strawbridge Associates, LLC, a New Jersey limited liability company (“ Landlord”) and Tabula Rasa HealthCare, Inc., a corporation organized under the laws of Delaware (“ Tenant”), and is dated as of the date on which this Lease has been fully executed by Landlord and Tenant.

1.              Basic Lease Terms and Definitions.

(a)                                 Premises: Suite 100, as shown on Exhibit “A”, consisting of approximately 24,855 rentable square feet on the first (1st) floor of the Building.

(b)                                 Building: Approximately 74,565 rentable square feet

Address: 228 Strawbridge Drive, West Route 38, Moorestown, NJ 08057

(c)                                  Term: 11 years and 3 months from the Commencement Date of this Lease, plus any additional period of time then remaining until the date of expiration of the last to expire of the Total Building Leases.

(d)                                 Commencement Date: The date the Work by Landlord described in Exhibit “E” is Substantially Complete and the Premises delivered to Tenant, estimated to be approximately February 1, 2016 or 12 weeks after the building permit for the Work is issued by the local municipality as described in Exhibit “ E”, if later (“Estimated Commencement Date”), subject to adjustment as provided in Section 4 and Exhibit “ E”, or the date Tenant takes possession of the Premises, if earlier. At the request of Landlord or Tenant, the parties will execute and deliver a written confirmation of the Commencement Date, Expiration Date and applicable Base Rent period dates for purposes of Section 1(f).

(e)                                  Expiration Date: The last day of the Term.

(f)                                   Base Rent: Beginning on the Commencement Date of this Lease and thereafter payable in monthly installments at the applicable rate for the then-current period of the Term of this Lease, determined with reference to the Commencement Date of the Phase I Lease, as follows:

Period of Term From	To	Base Rent/RSF	Annual Base Rent	Monthly Base Rent
Commencement Date of this Lease	Month 12 of Phase I Lease	$19.20	$477,216.00	$39,768.00
Month 13 of Phase I Lease	Month 24 of Phase I Lease	$19.70	$489,643.50	$40,803.63
Month 25 of Phase I Lease	Month 36 of Phase I Lease	$20.20	$502,071.00	$41,839.25
Month 37 of Phase I Lease	Month 48 of Phase I Lease	$20.70	$514,498.50	$42,874.88
Month 49 of Phase I Lease	Month 60 of Phase I Lease	$21.20	$526,926.00	$43,910.50
Month 61 of Phase I Lease	Month 72 of Phase I Lease	$21.45	$533,139.75	$44,428.31
Month 73 of Phase I Lease	Month 84 of Phase I Lease	$21.70	$539,353.50	$44,946.13
Month 85 of Phase I Lease	Month 96 of Phase I Lease	$21.95	$545,567.25	$45,463.94
Month 97 of Phase I Lease	Month 108 of Phase I Lease	$22.20	$551,781.00	$45,981.75
Month 109 of Phase I Lease	Month 120 of Phase I Lease	$22.45	$557,994.75	$46,499.56
Month 121 of Phase I Lease	Month 132 of Phase I Lease	$22.70	$564,208.50	$47,017.38
Month 133 of Phase I Lease	Month 144 of Phase I Lease or Expiration Date if earlier	$22.95	$570,422.25	$47,535.19
If applicable: Month 145 of Phase I Lease	Month 156 of Phase I Lease or Expiration Date if earlier	$23.20	$576,636.00	$48,053.00

Provided there is no Event of Default by Tenant, Tenant’s obligation to pay Base Rent for the first 3 full calendar months of the Term following the Commencement Date of this Lease will be abated under this Lease only. If the Commencement Date is not the first day of the month, Tenant will pay Base Rent for such partial month beginning on the Commencement Date, prorated at the applicable rate for the first full month of the Term on the basis of the number of days included in such partial month.

Notwithstanding the abatement of Base Rent provided for the first 3 full calendar months of the Term following the Commencement Date of this Lease as set forth herein above, Tenant’s obligation to pay Additional Rent including, without limitation, costs and charges for electricity and other utilities pursuant to Rider 2, shall not be waived, released or abated and shall commence as of the Commencement Date or any earlier occupancy of the Premises.

(g)                                 Base Year: 2016

(h)                                 Tenant’s Share: 33.34% (also see Definitions)

(i)                                    Use: General office and a closed door (non-retail) pharmacy.

(j)                                    Security Deposit: $500,000.00 Letter of Credit. See Section 27.

(k)                                 Parking Spaces: 107 unassigned parking stalls.

(l)                                    Addresses For Notices:

Landlord:	Tenant:	Before the Commencement Date:
c/o Keystone Property Group, L.P.		110 Marter Avenue, Suite 309
125 E. Elm Street, Suite 400		Moorestown, NJ 08057
Conshohocken, PA 19428
Attn: Senior Vice President of Operations		On or after the Commencement Date: Premises

(m)                             Broker: CBRE, Inc.

(n)                                 Additional Defined Terms: See Rider 1 for the definitions of other capitalized terms.

(o)                                 Contents: The following are attached to and made a part of this Lease:

Rider 1 — Additional Definitions	Exhibits:	“ A” — Plan showing Premises
Rider 2 — Utilities		“ B” — Building Rules
Addendum 1 — Total Building Lease Provisions		“ C” — Estoppel Certificate Form
“ D” — Cleaning Schedule
“ E” — Work Letter
“ F” — Term Extension Option
“ G” — SNDA

(p)                                 Contingency for Certain Leases: The effectiveness of this Lease is conditioned upon Landlord and Tenant entering into three (3) leases (including this Lease, collectively, the “ Total Building Leases”) which, together with this Lease, shall cover all of the rentable area of the Building. The Total Building Leases include (i) a lease for 24,855 rentable square feet on the second (2nd) floor of the Building (the “ Phase I Lease”), (ii) a lease for 24,855 rentable square feet on the first (1st) floor of the Building (the “ Phase II Lease”), and (iii) a lease for 24,855 rentable square feet on the third (3rd) floor of the Building (the “ Phase III Lease”). This Lease is the Phase II Lease. If any or all of the Total Building Leases have not been executed and delivered by and between Landlord and Tenant within five (5) days of the date of this Lease, for any reason or no reason, then Landlord and Tenant each shall have the right, without the consent of the other party, to terminate this Lease upon written notice to such other party, whereupon neither party hereunder shall have any further right or remedy against the other (except for obligations and liabilities which this Lease expressly provides are to survive termination or expiration of this Lease). Notwithstanding the foregoing, the aforesaid termination right shall expire automatically upon the satisfaction of the condition set forth in the first sentence of this paragraph. Upon request by either Landlord or Tenant, the parties will execute and deliver written confirmation of the satisfaction of such condition and release of the termination right set forth in this paragraph; however, any failure or refusal to furnish such written confirmation will not affect the rights or obligations of the parties.

2.              Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right in common with others to use the Common Areas, except as provided in Addendum 1 if the terms and provisions of Addendum 1 are applicable. Subject to Landlord’s obligation to complete the Work, Tenant accepts the Premises, Building, Property and Common Areas “ AS IS”, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Tenant expressly agrees that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease. Landlord and Tenant (a) acknowledge that all square foot measurements are approximate and (b) stipulate and agree to the rentable square footages set forth in Sections 1(a) and (b) above for all purposes with respect to this Lease. Subject to the terms and conditions of this Lease, the Building Rules and Landlord’s reasonable security procedures, Tenant shall have 24-hour access to the Building. As of the date of this Lease an electronic door lock system has been installed at the Building with key card access for admission outside of Normal Business Hours. Tenant shall be provided with the number of key cards equal to the number of employees of Tenant working at the Premises from time to time, and a reasonable number of additional cards for other Agents of Tenant as requested by Tenant from time to time, provided that Tenant shall pay Landlord $7.50 per key card provided to Tenant and any replacement key cards.

3.              Use. Tenant shall occupy and use the Premises only for the Use specified in Section l above. Tenant shall not knowingly permit any conduct or condition which may endanger, disturb or otherwise interfere with the normal operations of any other tenant or occupant of the Building or Property or with the management of the Building or Property. Tenant may use all Common Areas only for their intended purposes. Landlord shall have exclusive control of all Common Areas at all times, except as provided in Addendum 1 if the terms and provisions of Addendum 1 are applicable.

4.              Term; Possession. The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with this Lease. If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant as of the Commencement Date, Tenant will take possession on the date Landlord delivers possession, which date will then become the Commencement Date (and the Expiration Date will be extended so that the length of the Term remains unaffected by such delay). Landlord shall not be liable for any loss or damage to Tenant resulting from any delay in delivering possession due to the holdover of any existing tenant or other circumstances outside of Landlord’s reasonable control. If Substantial Completion of the Work is delayed beyond April 1, 2016 (“ Outside Date”) for reasons other than Tenant Delay, Tenant shall be entitled to a credit in the amount of one (1) day of Base Rent for each day of delay that occurs beyond the Outside Date until June 1, 2016 or the date of Substantial Completion, whichever is earlier, such credit to be applied against Base Rent first coming due until said credits are fully realized by Tenant. If Substantial Completion of the Work is delayed beyond June 1, 2016 (“ Final Date”) for reasons other than Tenant Delay, Tenant shall be entitled to a credit in the amount of two (2) days of Base Rent for each day of delay that occurs beyond the Final Date until the date of Substantial Completion, such credit to be applied against Base Rent first coming due until said credits are fully realized by Tenant. The Outside Date and the Final Date shall each be extended by one day for each one day that construction is delayed due to Tenant Delay. The rights of Tenant to a rent credit or abatement under the terms and conditions of this paragraph shall be Tenant’s sole and exclusive remedies for any such failure or delay on the part of Landlord in connection with completing the Work and delivery of the Premises to Tenant by the date or dates set forth herein above and Tenant shall not have and hereby expressly waives any right to terminate this Lease by reason thereof. Landlord shall not be liable for any loss or damage to Tenant resulting from any delay in delivering possession.

5.              Rent. Tenant agrees to pay to Landlord, without demand, deduction or offset except as otherwise set forth in this Lease, Base Rent, Excess Operating Expenses, Excess Property Taxes and all other Additional Rent for the Term. Tenant shall pay the Monthly Rent, in advance, on the first day of each calendar month during the Term, at Landlord’s address designated in Section 1 above unless Landlord designates otherwise with at least thirty (30) days advance notice in writing to Tenant of such changed designation; provided that Monthly Rent for the first full month shall be paid at the signing of this Lease. If the Commencement Date is not the first day of the month, the Monthly Rent for that partial month shall be apportioned on a per diem basis and shall be paid on or before the Commencement Date. Tenant shall pay Landlord a service and handling charge equal to the lesser of 5% of any Rent not paid within 5 days after the date due or the maximum amount permitted by applicable Laws. In addition, any Rent, including such charge, not paid within 5 days after the due date will bear interest at the Interest Rate from the date due to the date paid. Tenant shall pay before delinquency all taxes levied or assessed upon, measured by, or arising from the conduct of Tenant’s business, use or occupancy of the Premises, Tenant’s leasehold estate or Tenant’s property. Additionally, and notwithstanding anything to the contrary, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon, or measured by, any Rent or other amount payable by Tenant or any subtenant or occupant under this Lease.

6.              Operating Expenses; Property Taxes. The Base Year is set forth in Section 1(g) above. Commencing on the first day after the expiration of the Base Year, Tenant shall pay to Landlord, without demand, deduction or offset, the sum of (i) Tenant’s Share of Operating Expenses for the current year in excess of Operating Expenses for the Base Year (“ Excess Operating Expenses”) plus (ii) Tenant’s Share of Property Taxes for the current year in excess of Property Taxes for the Base Year (“Excess Property Taxes”), prorated to reflect any partial year included in the Term, in monthly installments (each in the amount equal to one-twelfth of Excess Operating Expenses and Excess Property Taxes as estimated by Landlord), on the first day of the month. Landlord may adjust the estimated Excess Operating Expenses and Excess Property Taxes from time to time if the estimated annual Operating Expenses or annual Property Taxes increase or decrease. By April 30th of each year (and as soon as practical after the expiration or termination of this Lease or, at Landlord’s option, after a sale of the Property), Landlord shall provide Tenant with a statement of Operating Expenses and Property Taxes for the preceding calendar year or part thereof. Within 30 days after delivery of the statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord’s option, Landlord may credit Tenant’s account for any overpayment. If Tenant does not give Landlord notice within 60 days after receiving Landlord’s statement that that Tenant disputes Landlord’s statement and desires to conduct an inspection of the Landlord’s records of Operating Expenses and Property Taxes, Tenant shall be deemed to have waived the right to contest the statement. Tenant shall have the right, within 60 days of receipt of Landlord’s statement of actual Operating Expenses and Property Taxes for any calendar year, at Tenant’s expense, during Normal Business Hours, at a reasonable location to be determined by Landlord, and upon reasonable prior written notice to Landlord, to conduct an inspection of Landlord’s books and records of the actual Operating Expenses and Property Taxes for the calendar year in question, using Tenant’s employees or a certified professional accountant reasonably approved by Landlord (the “ Inspection Right”). Tenant shall not employ, in connection with the exercise of its Inspection Right under this Section 6, any person or entity who is to be compensated in whole or in part, on a contingency fee basis or a recovery basis. Tenant shall supply Landlord with a copy of any written results of such audit and inspection within 15 days from receipt thereof. Provided that Landlord agrees in good faith with Tenant’s inspection, and in the event Tenant’s inspection shall disclose that the actual Tenant’s Share of Operating Expenses or Property Taxes set forth in Landlord’s statement was overstated, then Tenant shall receive a credit against the installments of Additional Rent next falling due in the amount of any such overstatement. If Tenant has underpaid the actual Additional Rent, Tenant shall promptly pay to Landlord any amounts due. If, due to errors by Landlord disclosed by Tenant’s inspection, the amount Tenant overpaid for the year in question was more than 5% of the total Operating Expenses and Property Taxes for the Property for the year in question, Landlord shall also pay the reasonable costs of Tenant’s inspection, not to exceed the amount of the overpayment by Tenant. In the event that Landlord disagrees with Tenant’s inspection, Landlord may require that a third party certified public accountant (“Landlord’s CPA”), reasonably selected by Landlord and reasonably acceptable to Tenant, be engaged to perform an inspection of the Landlord’s books and records with respect to any items of Operating Expenses and Property Taxes which are in dispute, and the results of such inspection by Landlord’s CPA shall be final and binding on the parties. Landlord shall bear the costs of such inspection by Landlord’s CPA; provided, however, that if the inspection by Landlord’s CPA determines Tenant did not overpay by more than 5% of the total Operating Expenses and Property Taxes for the Property for the year in question, Tenant shall pay the costs of Landlord’s CPA’s inspection to Landlord. Landlord’s and Tenant’s obligation to pay any overpayment or deficiency due the other pursuant to this Section shall survive the expiration or termination of this Lease. Notwithstanding any other provision of this Lease to the contrary, Landlord may, in its reasonable discretion, determine from time to time the method of computing and allocating Operating Expenses, including the method of allocating Operating Expenses to various types of space in the Building or Property to reflect any disparate levels of services provided to different types of space, and in computing and allocating Property Taxes to reflect any tax parcels included in the Property. If the Building or Property is not fully occupied during any period, or if services are not fully utilized by any tenant, Operating Expenses which vary based on occupancy or utilization for such period will be grossed-up to the amount that Operating Expenses would have been if the Building and Property had been fully occupied and services had been fully utilized for such period as determined by Landlord.

7.              Services. Landlord will furnish the following services for the normal use and occupancy of the Premises for general office purposes: (i) electricity at least in the capacity and standards set forth on Rider 2 as the Electricity Standards, (ii) heating and air conditioning in season during Normal Business Hours at least in the capacity and standards set forth on Schedule 7(ii), (iii) hot and cold drinking water, (iv) trash removal and janitorial services pursuant to the cleaning schedule attached as Exhibit “D” and (v) such other services Landlord reasonably determines are appropriate or necessary. If Tenant requests, and if Landlord is able to furnish, services in addition to those identified above, including heating or air conditioning outside of Normal Business Hours, Tenant shall pay Landlord’s reasonable charge for such supplemental services, which shall be in addition to all costs and charges for electricity payable by Tenant under Section 28. If because of Tenant’s density, equipment or other Tenant circumstances, Tenant puts demands on the Building Systems in excess of those of the typical office user in the Building, Landlord may install supplemental equipment and meters at Tenant’s expense. Landlord shall have the exclusive right to select, and to change, the companies providing such services to the Building, Property or Premises. Any wiring, cabling or other equipment necessary to connect Tenant’s telecommunications equipment shall be Tenant’s responsibility, and shall be installed in a manner approved by Landlord. Subject to compliance with Section 12 below, Tenant shall be permitted to install supplemental HVAC equipment in the Building from time to time; and notwithstanding anything to the contrary, Tenant, at its sole cost, shall Maintain all supplemental HVAC equipment and systems installed by Tenant in good condition and compliant with all Laws. Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of this Lease; provided, however, that notwithstanding any contrary provision of this Lease, if Tenant is prevented from using for the conduct of its business, and does not use for the conduct of its business, the Premises or any material portion thereof, for 10 consecutive Business Days (the “ Eligibility Period”) as a result of any failure, interruption or cessation of any of the utilities and services required to be provided to the Premises or Tenant by Landlord, provided such failure is not due to any act or omission Tenant or its Agents, and is due to direct physical loss or damage affecting the Building or Property, then from the 11th consecutive Business Day that Tenant is so prevented from using or occupying for the conduct of its business and does not so use or occupy for the conduct of its business, the Premises or any material portion thereof, and continuing for such time that Tenant continues to be so prevented from using or occupying for the conduct of its business, and does not so use or occupy for the conduct of its business, the Premises or a material portion thereof, Tenant’s obligation to pay Base Rent and Additional Rent shall be equitably abated or reduced, as the case may be, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using and occupying, and does not so use or occupy, bears to the total rentable square feet of the Premises. The conditional abatement of Base Rent and Additional Rent on the terms and conditions of the preceding sentence shall be Tenant’s sole and exclusive remedy against Landlord and its Agents for any such failure, cessation or interruption of utilities or services.

8.              Insurance; Waivers; Indemnification.

(a)                                 Landlord shall maintain insurance against loss or damage to the Building and Property with coverage for perils as set forth under the “ Causes of Loss-Special Form” or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the Building and Property (excluding coverage of Tenant’s personal property, furniture, fixtures, equipment and any Alterations made by Tenant) subject to a commercially reasonable deductible (as of the date of this Lease, $10,000 per occurrence), and such other insurance, including rent loss coverage, as Landlord may reasonably deem appropriate or as any Mortgagee may require.

(b)                                 Tenant, at its expense, shall keep in effect: (i) commercial general liability insurance, including blanket contractual liability insurance, covering Tenant’s use of the Property, with such coverages and limits of liability as Landlord may reasonably require, but not less than a $1,000,000 combined single limit with a $3,000,000 general aggregate limit (which general aggregate limit may be satisfied by an umbrella liability policy) for bodily injury or property damage; however, such limits shall not limit Tenant’s liability hereunder, and (ii) property insurance, insuring against any loss or damage to the property of T enant and any Alterations made by Tenant, arising out of fire or other casualty coverable by a standard “ Causes of Loss-Special Form” property insurance policy with, in the case of Tenant, such endorsements and additional coverages as are considered good business practice in Tenant’s business. Each policy shall name Landlord, Landlord’s manager and any other associated or affiliated entity as their interests may appear and at Landlord’s request, any Mortgagee(s), as additional insureds, shall be written on an “ occurrence” basis and not on a “ claims made” basis and shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord and, if commercially available, that it shall not be canceled or reduced (below the limits required hereunder) without prior notice to Landlord in accordance with the policy provisions. The insurer shall be authorized to issue such insurance, licensed to do business and admitted in the state in which the Property is located and rated at least A VII in the most current edition of Best’s Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date or any earlier date on which Tenant accesses the Premises, and at least 30 days prior to the date of each policy renewal, a certificate of insurance evidencing such coverage.

(c)                                  Landlord and Tenant each waive, and release each other from and against, all claims for recovery against the other for any loss or damage to the property of such party arising out of fire or other casualty coverable by a standard “ Causes of Loss-Special Form” property insurance policy with, in the case of Tenant, such endorsements and additional coverages as are considered good business practice in Tenant’s business, even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, such waiver by Landlord shall not be effective with respect to Tenant’s liability described in Sections 9(b) and 10(d) below. This waiver and release is effective regardless of whether the releasing party actually maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation, and shall have the insurance company include an endorsement acknowledging this waiver, if necessary. Except to the extent caused by the gross negligence or willful misconduct of Landlord, Tenant assumes all risk of damage of Tenant’s property within the Property, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause.

(d)                                 Subject to subsection (c) above, and unless caused by the negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts, through all appeals) which may be asserted against, imposed upon, or incurred by Landlord or its Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Property by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

(e)                                  Subject to subsection (c) above, and unless caused by the negligence or willful misconduct of Tenant or its Agents, Landlord will indemnify, defend, and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts, through all appeals) which may be asserted against, imposed upon, or incurred by Tenant or its Agents arising out of or in connection with any loss of life, personal injury or damage to property occurring at the Property, to the extent caused by the negligence or willful misconduct of Landlord or its Agents, whether prior to, during or after the Term. Landlord’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

9.              Maintenance and Repairs.

(a)                                 Landlord shall Maintain the Building, including the Premises, the Common Areas, the Building Systems and any other improvements owned by Landlord located on the Property. If Tenant becomes aware of any condition that is Landlord’s responsibility to Maintain, Tenant shall promptly notify Landlord of the condition.

(b)                                 Tenant at its sole expense shall keep the Premises in a neat and orderly condition and Maintain the property of Tenant and any Alterations made by Tenant. Alterations, repairs and replacements to the Property, including the Premises, made necessary because of Tenant’s Alterations or installations, any use or circumstances special or particular to Tenant, or any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord; provided, however, that the maximum amount of Tenant’s liability for loss or damage to property under this provision shall not exceed the deductible amount under any policy of property insurance maintained by Landlord covering the Property.

10.       Compliance.

(a)                                 Tenant will, at its expense, promptly comply with all Laws pertaining to the Premises or Tenant’s use or occupancy at any time on and after the Commencement Date. Tenant will pay any taxes or other charges by any authority on Tenant’s property or trade fixtures or relating to Tenant’s use of the Premises. Neither Tenant nor its Agents shall use the Premises in any manner that under any Law would require Landlord to make any Alteration to or in the Building, Property or Common Areas (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises, Building or Property to be deemed a “ place of public accommodation” under the ADA if such use would require any such Alteration). Landlord is responsible for Substantial Completion of the Work and delivery of the Premises and Common Areas on the Commencement Date in compliance with all Laws, including without limitation, the then current ADA, except that Tenant shall be responsible for the costs of correcting any non-compliance caused or created due to (i) any Alterations or installations by Tenant or its Agents (including Tenant’s furniture, fixtures and equipment) or (ii) Tenant’s particular manner of use and occupancy of the Premises as distinguished from office use generally, or any of them. Tenant shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Premises.

(b)                                 Tenant will comply, and will cause its Agents to comply, with the Building Rules.

(c)                                  Tenant shall not knowingly do anything or fail to do anything which will increase the cost of Landlord’s insurance or which will prevent Landlord from procuring policies (including commercial general liability) from companies and in a form reasonably satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as Additional Rent within 30 days after being billed.

(d)                                 Tenant represents and warrants that its North American Industrial Classification System (NAICS) Number, as currently designated by the United States Environmental Protection Agency and the United States Occupational Safety and Health Administration, is 62. Tenant represents and warrants that its operation on the Premises does not and will not now or hereafter constitute an Industrial Establishment (as that term is defined under ISRA) subject to the requirements of ISRA. Tenant shall not, without the prior written consent of Landlord, intentionally or unintentionally generate, use, store, handle, spill or discharge any hazardous material at or in the vicinity of the Premises or the Building, in such manner and shall not use the Premises in any manner, or engage in any transaction, which will cause the Premises or the Building to be classified as an Industrial Establishment. Tenant’s failure to abide by the terms of this Section shall be restrainable by injunction. Tenant shall promptly provide all information requested from time to time by Landlord for the preparation of any notices, submissions or affidavits (including without limitation ISRA Non-Applicability Affidavits and Remediation Plans), and, when requested by Landlord, shall sign such notices, submissions or affidavits, in order to comply with the laws, requirements or regulations of any local, state or federal authority concerning environmental matters or hazardous materials. Tenant shall promptly supply to Landlord true and complete copies of (i) all notices, correspondence and submissions made by Tenant to, or received by Tenant from, the ISRA Bureau, NJDEP, the United States Environmental Protection Agency, the United States Occupational Safety and Health Administration, or any other local, state or federal authority concerning environmental matters or hazardous materials pertaining to the Premises or the Property, and (ii) all sampling and test results from any samples or tests taken at or in the vicinity of the Premises. The parties recognize that no adequate remedy at law may exist for Tenant’s breach of this Section. Accordingly, Landlord may obtain specific performance of any provision of this Section. Without limiting the foregoing, Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant’s business and are conducted in accordance with the terms and conditions of this Section and all Environmental Laws (“ Permitted Activities”); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant’s Agents for disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; and (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant’s Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing. If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, reasonable attorneys’ fees (through all appeals), damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant’s cost. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease. Landlord represents and warrants to Tenant, as of the date of this Lease, to the extent of Landlord’s knowledge, (i) that no Hazardous Materials are present at the Premises or Property except in a condition complying with Environmental Laws and (ii) that no violation of any Environmental Laws is existing and uncured at the Premises or Property. Landlord shall indemnify, defend, and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts, through all appeals) which may be asserted against, imposed upon, or incurred by the Tenant or its Agents as the result of any violation of Environmental Laws existing as of the date of this Lease and pertaining to the Property, or the presence of any Hazardous Materials at the Premises or the Property in a condition not in compliance with Environmental Laws on or before the Commencement Date, unless such violation of Environmental Laws or presence of Hazardous Materials shall be caused by Tenant or Tenant’s Agents.

11.       Signs.

(a)                                 Landlord will furnish Tenant, at Tenant’s cost, with (i) Building standard identification signage on the interior Building directory, (ii) a single building standard identification sign located on or beside the main entrance door to the Premises and (iii) a single sign panel identifying Tenant on the existing monument sign for the Building. Tenant shall pay all of Landlord’s costs and expenses for such signs and signage, as additional rent, within 10 days of Landlord’s invoice. Tenant shall not place any signs on the Property without the prior consent of Landlord, other than signs that are located wholly within the interior of the Premises and not visible from the exterior of the Premises. Tenant shall maintain all signs installed by Tenant in good condition. Tenant shall remove its signs at the termination of this Lease, shall repair any resulting damage, and shall restore the Property to its condition existing prior to the installation of Tenant’s signs.

(b)                                 Landlord will furnish Tenant, at Tenant’s cost, with a single sign identifying Tenant on the exterior of the Building, subject to the terms and conditions hereof including the following:

(i)                                     The design, materials, dimensions, location, method of attachment and illumination, if any, of such sign panel shall be in accordance with applicable laws, codes and ordinances and shall comply with Landlord’s standards for the Building. Tenant’s sign plans and specifications shall be subject to Landlord’s reasonable review and consent. Tenant’s sign plans and specifications will be prepared by Tenant at Tenant’s expense and submitted to Landlord for its review within a reasonable time, not to exceed 30 days, after the date of this Lease. If Landlord requires changes to Tenant’s sign plans and specifications submitted to Landlord after execution of this Lease, then Tenant shall promptly make the changes required by Landlord and resubmit the same for Landlord’s further review, the above process to continue until Tenant’s sign plans and specifications are acceptable to Landlord. Once Landlord has given its consent to Tenant’s sign plans and specifications, no further changes shall be made thereto without Landlord’s review and consent as provided above.

(ii)                                  Tenant’s rights with respect to the exterior Building sign will be subject to any necessary governmental permits and approvals. Once Tenant’s plans and specifications for such sign are acceptable to Landlord, Landlord or its contractor will apply to local governmental authority for necessary permits, provided that no variance, conditional use or other zoning approval shall be required therefor. Any required variance, conditional use or other zoning approval shall be subject to Landlord’s consent, which may be withheld in Landlord’s sole discretion.

(iii)                               Landlord will be responsible for the fabrication, delivery and installation of such sign, at Tenant’s cost as provided herein.

(iv)                              Landlord will Maintain Tenant’s sign during the Term, at Tenant’s cost as provided herein.

(v)                                 At the expiration or sooner termination of the Term or Tenant’s right to occupy the Premises if earlier, or if Tenant permanently vacates or abandons the Premises at any time, Tenant (or at Landlord’s option, Landlord) shall remove such sign and repair all damage to the Building caused by such removal (including filling holes and restoring fascia) to Landlord’s reasonable satisfaction, at Tenant’s cost as provided herein.

(vi)                              If required by Landlord, Tenant’s sign may be relocated. Landlord may temporarily remove such sign for up to thirty (30) days to facilitate any necessary maintenance, repairs and Alterations to the Building from time to time.

(vii)                           Any alterations, modifications, replacements or substitutions of Tenant’s sign or the plans and specifications therefor shall be subject to Tenant first submitting to Landlord Tenant’s proposed sign plans and specifications therefor and obtaining Landlord’s written consent.

(viii)                        If Tenant’s sign is not in compliance with the provisions hereof, or if Tenant permanently vacates or abandons the Premises at any time, Landlord may require Tenant to cover or remove all of its signs, to repair any resulting damage, and to restore the Building to its condition existing prior to the installation of Tenant’s signs, at Tenant’s cost.

(ix)                              Tenant’s signage, as contemplated by this Section 11(b), shall only be for the identification of Tenant as an occupant of the Building, and it is not intended that the Building be named after Tenant. This right granted by Landlord to Tenant to have its name on the Building is personal to Tenant and shall not be assigned or transferred except in the event of a Transfer of all of the Total Building Leases to an Affiliate.

(x)                                 Tenant shall pay all of Landlord’s reasonable costs and expenses for such signs and signage, as Additional Rent to Landlord, within 30 days of Landlord’s invoice. All such costs and expenses shall be in addition to (and not included in) Operating Expenses.

(xi)                              Tenant’s rights to have its signage on the Building exterior is conditioned upon all of the Total Building Leases covering all of the rentable space in the Building remaining in full force and effect. Notwithstanding that Landlord and Tenant expect to enter into three (3) Total Building Leases including this Lease, and this signage provision is expected to be repeated in all of the Total Building Leases, the same shall not be deemed to permit more than one (1) single sign on the Building exterior to be installed with respect to all of the spaces covered by the Total Building Leases (including this Lease) at any time.

12.            Alterations. Except for non-structural Alterations that (a) do not exceed $150,000.00 in the aggregate, (b) are not visible from the exterior of the Premises if the Tenant leases less than all of the Building, or are not visible from the exterior of the Building if Tenant leases the entire Building, and (c) do not affect any Building System or any structural elements of the Building, including, without limitation, the foundation, load-bearing walls, windows, façade, and roof of the Building (collectively, “ Structural Alterations”), Tenant shall not make or permit any Alterations in or to the Premises without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld. Landlord’s consent with respect to Structural Alterations may be withheld in Landlord’s sole discretion. With respect to any Alterations made by or on behalf of Tenant (whether or not the Alteration requires Landlord’s consent): (i) not less than 10 days prior to commencing any Alteration, if required for the applicable Alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration, if any, together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming Landlord, Landlord’s manager and any other associated or affiliated entity as their interests may appear as additional insureds, (ii) Tenant shall obtain Landlord’s prior written approval of any contractor or subcontractor, such approval not to be unreasonably withheld, conditioned or delayed, (iii) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to, and, if required above, approved by Landlord, (iv) Tenant shall pay Landlord all reasonable out of pocket costs and expenses in connection with Landlord’s review of Tenant’s plans and specifications, and of any supervision or inspection of the construction Landlord deems necessary, and (v) if the total anticipated cost of the Alterations exceeds $150,000.00, upon Landlord’s request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration shall remain on the Property and become the property of Landlord unless Landlord gives notice to Tenant to remove it, in which event Tenant will remove it, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant’s Alteration. Within ten (10) days after Tenant’s notice to Landlord of the proposed Alteration if no Landlord consent is required, or as part of Landlord’s consent if such consent is required, Landlord will notify Tenant whether Tenant is required to remove the Alterations at the expiration or termination of this Lease. Tenant may install its trade fixtures, furniture and equipment in the Premises from time to time without Landlord’s consent, provided that the installation and removal of them will not affect any structural portion of the Building or Property, any Building System or any other equipment or facilities serving the Building or any occupant, and otherwise subject to the applicable provisions of the Lease including this Section.

13.            Mechanics’ Liens. Tenant promptly shall pay for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises. Tenant shall keep the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Tenant shall take all steps permitted by law in order to avoid the imposition of any such lien. Should any such lien or notice of such lien be filed against the Premises or the Property, Tenant shall discharge the same by bonding or otherwise within 15 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Neither the Property nor any interest of Landlord in the Property shall be subject in any way to any liens, including mechanic’s liens or any type of construction lien, for improvements to or other work performed with respect to the Property by or on behalf of Tenant. Tenant acknowledges that Tenant, with respect to improvements or alterations made by or on behalf of Tenant hereunder, shall promptly notify the contractor making such improvements to the Premises of this provision exculpating the Property and Landlord’s interest in the Property from any such liens. Further, nothing in this Lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant’s account and at Tenant’s risk and expense. Throughout the Term “ mechanics’ lien” is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Property on account of any mechanic’s, laborer’s, materialman’s or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic’s notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic’s lien.

14.       Landlord’s Right of Entry. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in an emergency) to inspect, Maintain, or make Alterations to the Premises or Property, to exhibit the Premises for the purpose of sale or financing, and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising such rights, and the terms and conditions of Section 7 will apply with respect to any interruption of Tenant’s utilities due to Landlord’s entry or other exercise of its rights hereunder, but Landlord shall not be liable for any interference with Tenant’s occupancy resulting from Landlord’s entry or other exercise of its rights hereunder.

15.       Damage by Fire or Other Casualty. If the Premises or Common Areas shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section, shall repair such damage and restore the Premises or Common Areas to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures, equipment, or other property of Tenant, or any Alterations installed by or on behalf of Tenant. Landlord shall notify Tenant, within 30 days after the date of the casualty, as estimated by a independent third party architect hired by Landlord, of the estimated time to restore the Premises and Common Areas to the condition required above and the date upon which Landlord anticipates commencing such restoration and the date upon which Landlord anticipates Substantial Completion of the restoration (“ Restoration Notice”). If the Restoration Notice indicates that the restoration will take more than 180 days from the date of the casualty to complete either Landlord or Tenant (unless the damage was intentionally caused by Tenant) may terminate this Lease effective as of the date of casualty by giving notice to the other within 10 days after receipt of the Restoration Notice. In addition, if Landlord either (i) fails to commence the restoration within 180 days from the date of the casualty, or (ii) fails to complete the restoration within 1 year from the date of the casualty, for any reason other than any Force Majeure event, Tenant may elect to terminate this Lease by giving notice to Landlord; provided however if Landlord completes the restoration of the Premises within thirty (30) days of the date of Tenant’s notice, Tenant’s termination notice provided in accordance with this sentence shall be deemed void and Tenant shall not have any right to cancel this Lease under this sentence. If a casualty occurs during the last 12 months of the Term and the Restoration Notice indicates that it will take more than thirty (30) days to restore, Landlord or Tenant may terminate this Lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the Restoration Notice. Landlord’s obligation to restore the Premises after a fire or other casualty shall be subject to the consent and rights of any Mortgagee under its Mortgage and related loan documents. Moreover, Landlord may terminate this Lease if the loss is not covered by the insurance required to be maintained by Landlord under this Lease, or if any Mortgagee shall not permit the application of adequate insurance proceeds for repair or restoration, or if the cost to repair and restore the damage would exceed 50% of the insurable replacement cost of the Building. Tenant will receive an abatement of Base Rent, Excess Operating Expenses and Excess Property Taxes to the extent the Premises are rendered untenantable as a result of the casualty. If this Lease is not terminated as provided above, upon completion of Landlord’s repairs to the Premises Tenant shall repair and restore the fixtures, equipment, and other property of Tenant, and any Alterations installed by or on behalf of Tenant.

16.       Condemnation. If (a) all of the Premises are Taken, (b) any part of the Premises is Taken and the remainder is insufficient in Landlord’s reasonable opinion for the reasonable operation of Tenant’s business, or (c) any of the Property is Taken, and, in Landlord’s opinion, (i) the Taking would have a material adverse effect on the value of the Property or on the expenses of the Property, or (ii) it would be impractical or the condemnation proceeds are insufficient to restore the remainder, or if any Mortgagee shall not permit the application of the condemnation proceeds necessary for repair or restoration, then this Lease shall terminate as of the date the condemning authority takes possession. Landlord’s obligation to restore the Premises after a condemnation shall be subject to the consent and rights of any Mortgagee under its Mortgage and related loan documents. If this Lease is not terminated, Landlord shall restore the Building to a condition as near as reasonably possible to the condition prior to the Taking, the Base Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion to the square foot area untenantable, and this Lease shall be amended appropriately. The compensation awarded for a Taking shall belong to Landlord. Except for any relocation benefits to which Tenant may be entitled or the value assigned to Tenant’s personal property so Taken, Tenant hereby assigns all claims against the condemning authority to Landlord, including, but not limited to, any claim relating to Tenant’s leasehold estate.

17.       Quiet Enjoyment. Landlord covenants that Tenant, provided no Event of Default is ongoing hereunder, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease, matters of public record and any mortgage to which this Lease shall be subordinate. Landlord represents and warrants to Tenant that (a) it has the full right and power to execute and perform this Lease and to grant and convey the estate demised herein, (b) it owns the Building and the Property and (c) the Building is not located on a tax parcel with any other building.

18.       Assignment and Subletting.

(a)                                 Except as provided in Section (b) below, Tenant shall not enter into nor permit any Transfer voluntarily or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee is an existing tenant of Landlord or an affiliate of Landlord, (ii) the business, business reputation, or creditworthiness of the proposed transferee is unacceptable to Landlord, (iii) Landlord or an affiliate of Landlord has comparable space available for lease by the proposed transferee, (iv) Tenant is in default under this Lease or any act or omission has occurred which would constitute a default with the giving of notice and/or the passage of time, (v) less than all of the Total Building Leases (including this Lease) are being Transferred simultaneously to the same Transferee or (vi) the Transfer would result in less than all of the rentable area of the Building being leased to the same Tenant. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. In no event shall any Transfer relieve Tenant from any obligation under this Lease. Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord.

(b)                                 Landlord’s consent shall not be required in the event of any Transfer by Tenant to (i) any Affiliate of Tenant, (ii) any successor to Tenant by merger, consolidation or reorganization, (iii) any purchaser of all or substantially all of the outstanding stock of Tenant or (iii) any acquirer of all or substantially all of the assets of Tenant as a going concern, provided that (1) the Transferee has positive annual cash flow and liquid assets sufficient to pay and perform its obligations as the substitute tenant under this Lease and a tangible net worth not less than the greater of One Hundred Million Dollars ($100,000,000) and the net worth of Tenant as of the date of this Lease (after giving effect to the transaction in question), as evidenced by audited financial statements prepared in accordance with generally accepted accounting principles consistently applied and certified by an executive officer of the successor or purchaser as applicable, and (2) Tenant provides Landlord notice of the Transfer within 15 days after the effective date. The effectiveness of any such Transfer shall be further conditioned upon the Tenant and the Transferee having executed and delivered to Landlord in forms reasonably acceptable to Landlord (A) in the case of a merger, consolidation or reorganization, or change of control, a ratification of the Lease acknowledging that Tenant continues to be bound by all of the terms and conditions of this Lease, or (B) in the case of an assignment and assumption of the Lease, a written assignment and assumption of Tenant’s obligations under this Lease, including the transferee’s agreement to be bound by all of the terms and conditions of this Lease, or (C) in the case of a sublet of the Premises, a written sublease agreement including the subtenant’s agreement to be bound by all of the terms and conditions of this Lease applicable to the sublet area of the Premises. Tenant shall also deliver to Landlord supporting documentation evidencing the satisfaction of the terms and conditions of this Section and a certificate of insurance evidencing the Transferee’s compliance with the insurance requirements of Tenant under the Lease.

(c)                                  The provisions of subsection (a) above notwithstanding, if Tenant proposes to Transfer all of the Premises for all or substantially all of the remainder of the Term (other than a Transfer permitted without Landlord’s consent as provided in subsection (b) above), Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If Tenant proposes to enter into a Transfer of less than all of the Premises (other than a Transfer permitted without Landlord’s consent as provided in subsection (b) above), Landlord may amend this Lease to remove the portion of the Premises to be transferred, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If this Lease is not so terminated or amended, Tenant shall pay to Landlord, immediately upon receipt, the excess of (i) all compensation received by Tenant for the Transfer over (ii) the Rent allocable to the Premises transferred.

(d)                                 If Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord, at least 15 days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease. Tenant agrees to reimburse Landlord for reasonable administrative and attorneys’ fees in connection with the processing and documentation of any Transfer for which Landlord’s consent is requested.

19.       Subordination; Mortgagee’s Rights.

(a)                                 Within 30 days after the date of execution of this Lease, Landlord shall deliver to Tenant a subordination, non-disturbance, and attornment agreement executed by the holder of any Mortgage affecting the Premises in the form attached to this Lease as Exhibit “ G” (the “ SNDA”). Tenant accepts this Lease subject and subordinate to any Mortgage now or in the future affecting the Premises; provided, however, that the subordination of this Lease to any future Mortgage shall be conditioned on the holder of such Mortgage executing and delivering to Tenant another SNDA in the form of Exhibit “ G” or if not in the form of Exhibit “ G”, in another form of subordination, non-disturbance, and attornment agreement that is reasonably acceptable to Tenant.

(b)                                 In the event of any transfer of Landlord’s interest in the Premises, termination of any underlying lease of premises which include the Premises, re-entry or dispossession of Landlord or the purchase of the Premises or Landlord’s interest therein in a foreclosure sale or by deed in lieu of foreclosure under any Mortgage or pursuant to a power of sale contained in any Mortgage, then in any of such events, Tenant shall, at the request of such Mortgagee, transferee or purchaser of Landlord’s interest, attorn to and recognize the Mortgagee, transferee or purchaser of Landlord’s interest or underlying lease, as the case may be (any such person, “ Successor Landlord”), as “ Landlord” under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct Lease between such Successor Landlord, as “ Landlord”, and Tenant, as “ Tenant”. This clause shall be self-operative, but within 10 days after request, Tenant shall execute and deliver any further instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request, provided that the same include the SNDA provisions described in subsection (a) above. However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee’s rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease.

20.       Estoppel Certificates; Financial Information.

(a)                                 Within 10 days after Landlord’s request from time to time, (a) Tenant shall execute, acknowledge and deliver to Landlord, for the benefit of Landlord, Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord’s interest in the Property, an estoppel certificate in the form of attached Exhibit “C” (or other form requested by Landlord), modified as necessary to accurately state the facts represented, and (b) Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgagee and/or prospective purchaser reasonably requested financial information. At any time that Tenant’s outstanding capital stock is listed on a nationally recognized stock exchange such as the NYSE, NASDAQ or any successor, Tenant shall be deemed to have satisfied its obligation to furnish financial information by the filing with the federal Securities Exchange Commission of Tenant’s most recent annual and quarterly report including its financial statements, provided such reports and financial statements are made readily available to the public (including Landlord) at no or nominal charge by the Securities Exchange Commission.

(b)                                 Within 10 days after Tenant’s request from time to time, Landlord shall execute and deliver to Tenant an estoppel certificate, modified as necessary to accurately state the facts represented, including the following: (i) setting forth the Commencement Date and Expiration Date; (ii) certifying that this Lease is in full force and effect; (iii) certifying that all work and other obligations under this Lease to be performed by Tenant have been completed; (iv) certifying that no Event of Default by Tenant is then existing and uncured; (v) setting forth Landlord’s current estimate of monthly Additional Rent payments due from Tenant; and (vi) certifying the dates to which annual Base Rent and Additional Rent have been paid.

21.       Surrender.

(a)                                 On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, except for ordinary wear and tear, and except for casualty damage or other conditions that Tenant is not required to remedy under this Lease. Prior to the expiration or termination of this Lease, Tenant shall remove from the Property all furniture, trade fixtures, equipment (unless Landlord directs Tenant otherwise), and all other personal property installed by Tenant or its assignees or subtenants; provided Tenant shall not be required to remove any wiring or cabling existing within the walls or above the ceiling. Tenant shall repair any damage resulting from such removal and shall restore the Property to good order and condition. Any of Tenant’s personal property not removed as required shall be deemed abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord all resulting damages Landlord may suffer.

(b)                                 If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s occupancy of the Premises shall be that of a tenancy at will. Tenant’s occupancy during any holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that the Monthly Rent shall be one and one half times the Monthly Rent payable for the last full month immediately preceding the holdover. No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of a Tenant default, and Tenant shall be liable for all damages, including consequential damages if such holdover continues longer than sixty (60) days, that Landlord suffers as a result of the holdover.

22.       Defaults - Remedies.

(a)                                 It shall be an Event of Default:

(i)                                     If Tenant does not pay in full when due any and all Rent and, except as provided in Section 22(c) below, Tenant fails to cure such default on or before the date that is 5 days after Landlord gives Tenant notice of default;

(ii)                                  If Tenant enters into or permits any Transfer in violation of Section 18 above;

(iii)                               If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Section 22(c) below, Tenant fails to cure the default on or before the date that is 10 days after Landlord gives Tenant notice of default; provided, however, if the default cannot reasonably be cured within 10 days following Landlord’s giving of notice, Tenant shall be afforded additional reasonable time (not to exceed 30 days following Landlord’s notice) to cure the default if Tenant begins to cure the default within 10 days following Landlord’s notice and continues diligently in good faith to completely cure the default;

(iv)                              If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than 60 consecutive days. The occurrence of any of the foregoing with respect to any Guarantor shall also constitute an Event of Default by Tenant; or

(v)                                 If any breach or default by Tenant or any Affiliate of Tenant occurs under any of the Total Building Leases and is not cured within any notice or grace periods permitted in such documents.

(b)                                 If an Event of Default occurs, Landlord shall have the following rights and remedies:

(i)                                     Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord (together with an administrative fee of 10% thereof) in curing the default, plus interest at the Interest Rate from the respective dates of Landlord’s incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;

(ii)                                  To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property, by action at law or otherwise, without being liable for prosecution or damages. Landlord may, at Landlord’s option, make Alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant’s account. Tenant agrees to pay to Landlord on demand any deficiency (taking into account all costs incurred by Landlord) that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Following an Event of Default by Tenant and the recovery of possession by Landlord free of any claim by Tenant, Landlord agrees to use commercially reasonable efforts to re-let the Premises and mitigate its damages hereunder, provided that: (A) Landlord shall not be obligated to offer the Premises to a prospective tenant when other space in the Building or another property of Landlord or any Affiliate suitable for that prospective tenant’s use is (or soon will be) available; (B) Landlord shall not be obligated to lease the Premises to a prospective tenant for a rental less than the current fair market rental then prevailing for similar uses in comparable buildings in the same market area as the Building; and (C) Landlord shall not be required to offer the Premises to a prospective tenant whose financial strength, character, proposed use, or other leasing terms and conditions are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building. No reentry or repossession of the Premises by Landlord shall (1) relieve Tenant of its obligation to pay the Rent in arrears of the time of entry or which becomes due subsequent to reentry, (2) constitute an acceptance of a surrender by Tenant, (3) be construed as an election by Landlord to terminate this Lease, unless Landlord terminates this Lease by written notice to Tenant as set forth in Section 22(b)(iv) below;

(iii)                               To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable, in the amount of such accelerated sum discounted to its then present value at the prime rate of interest then in effect as announced by Wells Fargo Bank (or its successor), minus the fair rental value of the Premises for the balance of the Term at such time, similarly discounted, plus all anticipated costs of reletting (including without limit, Alterations and repairs, brokers’ commissions and market concessions);

(iv)                              To terminate this Lease and the Term by written notice to Tenant, without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken; and

(v)                                 every other right or remedy given in this Lease or now or hereafter existing at law or in equity.

(c)                                  Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure provided in Section 22(a) above more than twice in any consecutive 12-month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, and (ii) Landlord shall not be required to give such notice prior to exercising its rights under Section 22(b) if Tenant fails to comply with the provisions of Sections 13, 20 or 27 within the applicable time set forth therein respectively and such failure is not cured within 5 days of notice given by or on behalf of Landlord.

(d)                                 No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.

(e)                                  If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

(f)                                   LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE.

23.       Authority.

(a)                                 Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, (b) the execution, delivery and performance of this Lease have been duly approved by Tenant and no further corporate action is required on the part of Tenant to execute, deliver and perform this Lease, (c) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant and (d) this Lease, as executed and delivered by such person(s), is valid, legal and binding on Tenant, and is enforceable against Tenant in accordance with its terms.

(b)                                 Landlord represents and warrants to Tenant that: (a) Landlord is duly formed, validly existing and in good standing under the laws of the state under which Landlord is organized, and qualified to do business in the state in which the Property is located, (b) the execution, delivery and performance of this Lease have been duly approved by Landlord and no further corporate action is required on the part of Landlord to execute, deliver and perform this Lease, (c) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Landlord and (d) this Lease, as executed and delivered by such person(s), is valid, legal and binding on Landlord, and is enforceable against Landlord in accordance with its terms.

24.       Liability.

(a)                                 The word “ Landlord” in this Lease includes the Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant’s Security Deposit or Letter of Credit, Landlord shall be relieved of all liability upon transfer of such portion or Letter of

Credit to its successor in interest). Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue.

(b)                                 Landlord shall not be deemed to be in default under this Lease unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure; provided that where any such failure cannot reasonably be cured within a thirty (30) day period after Landlord’s receipt of such notice, Landlord shall not be in default if Landlord commences to cure the failure within such thirty (30) day period, and thereafter diligently pursues to complete the work necessary to cure the failure. If the terms and provisions of Addendum 1 are applicable, this Section 25(b) shall be supplemented as provided by the applicable terms and conditions of Addendum 1.

(c)                                  Tenant will look solely to Landlord’s interest in the Property for recovering any judgment or collecting any obligation from Landlord, its property manager, and their respective officers, directors, partners, shareholders, members and employees, and those of their affiliates (each a “ Landlord Party”). Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any judgment or deficiency decree.

(d)                                 Except for consequential damages as set forth in Section 21(b), neither Landlord nor Tenant shall be liable to the other for consequential, special, punitive or exemplary damages, such as lost profits or interruption of either party’s business, except that this sentence shall not limit the indemnification obligations of either party under this Lease with respect to third party claims.

25.       Miscellaneous.

(a)                                 The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.

(b)                                 Together with the other Building Leases, this Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “ including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word “ person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

(c)                                  Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

(d)                                 If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This Lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

(e)                                  This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives and permitted successors and assigns. All persons liable for the obligations of Tenant under this Lease shall be jointly and severally liable for such obligations.

(f)                                   Tenant shall not record this Lease or any memorandum without Landlord’s prior consent.

(g)                                 The submission of this Lease for examination does not constitute an offer to lease, or a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery hereof by both Landlord and Tenant.

(h)                                 The Broker(s) identified in Section 1, if any, will be paid a commission by Landlord pursuant to a separate written agreement between Landlord and such Broker(s). Each party represents and warrants to the other party that the Broker(s) identified in Section 1, if any, are the only brokers or agents dealt with by such party in connection with the negotiation or execution of this Lease. Each such party hereby agrees to indemnify and hold the other party (and any Mortgagee) harmless from any and all claims by any broker or agent other than the Broker(s) identified in Section 1, if any, for commissions, fees or expenses arising out of or in connection with the negotiation of or entering into this Lease by Landlord and Tenant, based on the assertion that the indemnifying party agreed to pay or (cause to be paid) such other broker or agent. In no event shall any Mortgagee have any obligation to any broker or agent involved in this transaction.

(i)                                    If Landlord or Tenant shall be delayed, hindered or prevented from the performance of any acts required under this Lease or by law, other than payment of any sums of money due, by reason of an act of God, fire, casualty, actions of the elements, strikes, lockouts, other labor trouble, inability to procure or shortage of labor, equipment, facilities, materials or supplies despite reasonable efforts, failure of transportation or power, restrictive governmental laws or regulations, unreasonable governmental delay, riots, insurrection, war, terrorism or any other cause similar or dissimilar to the foregoing beyond the reasonable control of the party whose performance is delayed (“ Force Majeure”), then the performance of such act or acts shall be excused for the period of delay, in which case the period for the performance of any such act or acts shall be extended for the period reasonably necessary to complete performance after the end of the period of such delay. In no event shall any monetary obligations under this Lease be extended due to Force Majeure, and in no event shall financial inability constitute a cause beyond the reasonable control of a party. In order for any party hereto to claim the benefit of a delay due to Force majeure, such party shall be required to use reasonable efforts to minimize the extent and duration of such delay, and to give the other party reasonable notice of the cause of such delay within a reasonable time of its commencement. In addition, each party’s delay in performance of its non-monetary obligations under this Lease shall be excused to the extent that such delay is due to any act or omission of the other party or such other party’s Agents in breach of such other party’s obligations under this Lease.

26.       Notices. Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1 above (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused. The giving of notice by Landlord’s attorneys, property manager (including Keystone Property Group, L.P. and any successor) or property manager’s attorneys under this Section shall be deemed to be the acts of Landlord.

27.       Security Deposit.

(a)                                 At the time of signing this Lease, Tenant shall deliver to Landlord a single unconditional letter of credit in the amount of Five Hundred Thousand Dollars ($500,000.00) as security for the faithful performance and observance by Tenant of the provisions of this Lease and the other Total Building Leases (the “ Letter of Credit”). The Letter of Credit shall be in a form and substance satisfactory to Landlord, naming Landlord as beneficiary. The Letter of Credit and any renewal or substitute Letter of Credit shall be drawn on a bank or trust company reasonably satisfactory to Landlord, which may be drawn upon in Pennsylvania or another location reasonably satisfactory to Landlord. Upon a default by Tenant under any of the Total Building Leases including this Lease, including but not limited to the failure to timely provide a renewal or substitute Letter of Credit to Landlord as provided below, Landlord shall have the right to present the Letter of Credit for payment and use, apply or retain the whole or any part of the proceeds thereof, to cure such default or pay any expenses (including, without limitation, reasonable attorney’s fees) incurred as a result of such default, or for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant’s default under any of the Total Building Leases including this Lease. If Landlord shall so use, apply or retain the whole or any part of the proceeds of the Letter of Credit, Tenant shall upon demand by Landlord immediately deposit with Landlord a sum of cash equal to the amount used, applied or retained, as security as aforesaid or a letter of credit (in the form as set forth herein) in said amount, failing which Landlord shall have the same rights and remedies as under this Lease for non-payment of Rent. To the extent that Landlord has not used, applied or retained the whole or any part of the proceeds of the Letter of Credit, the Letter of Credit, or so much of the proceeds thereof as shall remain after any application pursuant to the terms of this Lease, shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord. Tenant agrees to cause the issuing bank to automatically renew the Letter of Credit, subject to adjustment in the amount of the Letter of Credit in accordance with subsection (b) below, in the same form from time to time during the Term, at least thirty (30) days prior to the expiration of the Letter of Credit or any renewal thereof so that a Letter of Credit issued by the bank to Landlord shall be in force and effect throughout the Term. In the event of any sale, transfer or leasing of Landlord’s interest in the Building, Landlord shall have the right to automatically transfer either the Letter of Credit or any sums collected thereunder without the bank’s consent, together with any other unapplied sums held by Landlord as security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee, and upon giving notice to Tenant of such fact and the name and address of the transferee, Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new owner for the return of payment of same. All fees and charges of the issuer of the Letter of Credit in connection with the Letter of Credit shall be paid by Tenant. If Landlord is required (or elects) to pay any such fees and charges, Tenant shall pay the same to Landlord as Additional Rent upon presentation of an invoice.

(b)                                 Notwithstanding anything to the contrary herein, so long as no Event of Default exists by Tenant, and provided Tenant has complied in all material respects with the provisions of this Section 27, the amount of the Letter of Credit shall be reduced by an amount equal to: (i) $100,000.00 after the 20th month of the Term (to a remaining balance of $400,000.00), (ii) $100,000.00 after the 32nd month of the Term (to a remaining balance of $300,000.00), (iii) $100,000.00 after the 44th month of the Term (to a remaining balance of $200,000.00) and (iv) $100,000.00 after the 57th month of the Term (to a remaining balance of $100,000.00). Thereafter, subject to the foregoing, the amount of the Letter of Credit shall be $100,000.00 during the remainder of the Term.

(c)                                  If any of the proceeds drawn on the Letter of Credit are not applied immediately to sums owing to Landlord under this Lease, Landlord may retain any such excess proceeds as a cash Security Deposit as cash security for the faithful performance and observance by Tenant of the provisions of any of the Total Building Leases including this Lease. Tenant shall not be entitled to any interest on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit to cure such default or pay any expenses (including, without limitation, reasonable attorney’s fees) incurred as a result of such default, or for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant’s default under this Lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after demand, Tenant shall pay Landlord cash in an amount equal to that portion of the Security Deposit used by Landlord. If Tenant complies fully and faithfully with all of the provisions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

(d)                                 For clarity of understanding, notwithstanding that each of the Total Building Leases refers to the Letter of Credit in the initial amount of $500,000.00 as described above, only one Letter of Credit is required to be maintained by Tenant in the amount required hereunder with respect to all of the Total Building Leases including this Lease.

28.       Utilities. See Rider 2.

29.       Rights Reserved to Landlord. Landlord waives no rights, except those that may be specifically waived herein, and explicitly retains all other rights including, without limitation, the following rights, each of which Landlord may exercise without notice to Tenant and, except as otherwise expressly set forth in the Lease, without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

(a)                                 To name or rename the Property and the Building and change the name or street address of the Property and the Building. Landlord shall have the exclusive right to use the name and image of the Property and the Building for all purposes, except that Tenant may use the name on its business address and for no other purpose.

(b)                                 Subject to Tenant’s signage rights in Section 11, to install, affix and maintain any and all signs on the exterior or interior of the Building or the Property.

(c)                                  To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet paper, shoe shining, vending machines, mobile vending service, catering and like services used on the Property or in the Building. If Landlord elects to make available to tenants in the Building or Property any services or supplies, or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any, therefor from Landlord or under any such contract, provided that the charges therefor are reasonably consistent with market rates.

(d)                                 To make Alterations to the Property, Building and Common Areas and to alter the layout, design and/or use of the Property, Building and Common Areas in such manner as Landlord, in its sole discretion, deems appropriate, and for such purposes to enter upon the Premises and during the continuance of any of such work, to temporarily close doors, entry ways, public space, corridors and common areas in the Building or the Property, and to interrupt or temporarily suspend services or use of common areas, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible. Tenant shall cooperate with Landlord and Landlord’s contractors, subcontractors, architects, engineers and agents during the preparation and construction of any such Alterations.

(e)                                  If Tenant permanently vacates or abandons the entire Premises, to decorate, remodel, alter, or otherwise prepare the Premises for re-occupancy, without affecting Tenant’s obligation to pay Rent.

(f)                                   To hold at all times, and to use in appropriate instances, passkeys and security system codes necessary for access to the Premises and all doors within and into the Premises. On the expiration of the Term or Tenant’s right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the

Premises.

(g)                                  To install vending machines of all kinds in the Building and upon the Property, and to provide mobile vending service therefor, and to receive all of the revenues derived therefrom; provided, however, that no vending machines shall be installed by Landlord in the Premises nor shall any mobile vending service be provided therefor, unless Tenant so requests.

(h)                                 To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises.

(i)                                     To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building or on the Property.

(j)                                    The exclusive right to use or dispose of the use of the roof of the Building.

30.       Parking. Appurtenant to the lease of the Premises, Tenant shall have the non-exclusive privilege during the Term to use the number of parking spaces specified in Section 1 of the Lease, including 97 parking spaces located in the parking facilities of the Building on the Property and 10 parking spaces located in the parking facilities of the other two (2) existing buildings included in the project currently known as Moorestown Corporate Center (the “ Project”) and subject to a Declaration of Restrictions and Easements as contained in Book 2649 Page 179 (the “ Declaration”), on an unassigned basis in common with other tenants and occupants, in areas reasonably designated by Landlord. The parking facilities of the Building are located on the Property and elsewhere at the Project and may in future be in another location reasonably convenient to the Property and the Project as Landlord may determine from time to time, but such parking facilities wherever located will be deemed to be included in and are considered a Common Area of the Building. Tenant’s parking privileges shall be subject to the rules and regulations relating to parking adopted by Landlord from time to time. Landlord shall have the right to grant designated, reserved parking stalls to other tenants and occupants. In no event shall the number of parking stalls used by Tenant and Tenant’s Agents exceed the number of stalls allocated to Tenant in Section 1 of this Lease, but this sentence shall not be deemed to limit Tenant’s rights to use additional spaces under the other Total Building Leases. Landlord shall have no obligation to monitor, secure or police the use of the parking facilities or other Common Areas. If the terms and provisions of Addendum 1 are applicable, this Section 30 shall be supplemented as provided by the applicable terms and conditions of Addendum 1.

31.       Furniture. If and to the extent that any furniture is located at the Premises on the date of this Lease (“ Furniture”), Landlord will give Tenant a quit-claim Bill of Sale for such Furniture, “ as-is” “ where-is” and “ with all faults,” without representation or warranty.

[signatures on next following page]

Landlord and Tenant have executed this Lease on the respective date(s) set forth below.

Date signed:	Landlord:

August 21, 2015	228 Strawbridge Associates, LLC,
a New Jersey limited liability company

Witness:

/s/ Stefanie J. Hill	By:	/s/ Marc Rash
Name (printed): Stefanie J. Hill	Name: Marc Rash
Title: Secretary

Date signed:	Tenant:

August 3, 2015	Tabula Rasa HealthCare, Inc.,
a Delaware corporation

Attest/Witness:

/s/ Connie H. Phillips-Davis	By:	/s/ Brian W. Adams
Name (printed): Connie H. Phillips-Davis	Name: Brian W. Adams
Title: CFO

Rider 1 to Lease Agreement

ADDITIONAL DEFINITIONS

“ ADA” means the Americans With Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time.

“ Affiliate” means any entity, directly or indirectly, controlling, controlled by or under common control of, Tenant (for the purposes of this definition, the concepts of control, controlling and controlled mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or ownership interests, by contract or otherwise).

“ Agents” of a party means such party’s employees, agents, representatives, contractors, licensees or invitees.

“ Alteration” means any addition, installation, alteration or improvement to the Premises or Property, as the case may be.

“ Building Rules” means the rules and regulations attached to this Lease as Exhibit “B” as they may be reasonably amended from time to time.

“ Building Systems” means any electrical, mechanical, structural, plumbing, heating, ventilating, air conditioning, sprinkler, life safety or security systems serving the Building.

“ Business Day” means every day other than Sundays and Federal holidays.

“ Common Areas” means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building or Property, including, if applicable, lobbies, hallways, restrooms, elevators, driveways, sidewalks, parking, loading and landscaped areas.

“ Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment, including, without limitation, the New Jersey Industrial Site Recovery Act N.J.S.A. 13:1K-6 et. seq. and its implementing regulations (“ ISRA”).

“ Event of Default” means a default described in Section 22(a) of this Lease.

“ Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law.

“ Interest Rate” means interest at the rate of 10% per annum.

“ Land” means the lot or plot of land on which the Property is situated or the portion thereof allocated by Landlord to the Property, as more particularly described in Rider 1-A attached hereto.

“ Laws” means all laws, ordinances, rules, orders, regulations, guidelines and other requirements of federal, state or local governmental authorities or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property.

“ Lease Year” means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first Lease Year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12-month period thereafter during the Term.

“ Maintain” means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject property in good condition and repair.

“ Monthly Rent” means the monthly installment of Base Rent plus the monthly installment of estimated Excess Operating Expenses and the monthly installment of Excess Property Taxes payable by Tenant under this Lease.

1

“ Mortgage” means any mortgage, deed of trust or other lien or encumbrance on Landlord’s interest in the Property or any portion thereof, including without limitation any ground or master lease if Landlord’s interest is or becomes a leasehold estate.

“ Mortgagee” means the holder of any Mortgage, including any ground or master lessor if Landlord’s interest is or becomes a leasehold estate.

“ Normal Business Hours” means 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. Saturday, legal holidays excepted.

“ Operating Expenses” means all costs, fees, charges and expenses incurred or charged by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Property, including, but not limited to, (i) the charges at standard actual rates for any services provided by Landlord pursuant to Section 7 of this Lease and not separately paid or reimbursed to Landlord under Section 28 and Rider 2, (ii) the cost of insurance carried by Landlord pursuant to Section 8 of this Lease together with the cost of any deductible paid by Landlord in connection with an insured loss, (iii) Landlord’s cost to Maintain the Property pursuant to Section 9 of this Lease, (iv) the cost of trash collection and janitorial services, day porter services, landscaping and snow and ice removal, (v) the annual amortization (over their estimated economic useful life as determined by GAAP so that Operating Expenses for each calendar year includes only the annual amortization for that calendar year) of the costs (including reasonable financing charges) of capital improvements or replacements (a) required by any Laws enacted after the Commencement Date or (b) made for the purpose of reducing Operating Expenses and actually reduces expenses that would otherwise be included in Operating Expenses, and (vi) a management fee not to exceed 5% of gross revenues and rents at the Building. The foregoing notwithstanding, Operating Expenses will not include: (i) depreciation on the Building or Property, (ii) financing and refinancing costs (except as provided above), interest on debt or amortization payments on any mortgage, or rental under any ground or underlying lease, (iii) leasing commissions, advertising expenses, lease preparation (including attorneys’ fees), tenant improvements or other costs directly related to the leasing of the Property, including tenant acquisition and inducement costs such as lease assumption or takeover costs, moving allowances and design costs; (iv) Property Taxes; (v) Landlord’s general corporate overhead and general and administrative expenses; (vi) wages, salaries, benefits or other compensation paid to any personnel above the grade of building manager; (vii) payments by Landlord to affiliates of Landlord to the extent such payments exceed the amounts which would be paid to unaffiliated third parties providing the same services on an arm’s length, competitive basis in the same geographic submarket as the Building is in; (viii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (ix) expenses of constructing the Building or resulting from defects in the design or construction of the Building; (x) the cost of repairs or replacements caused by fire or other casualty for which Landlord is reimbursed by insurance proceeds or by reason of the exercise of the power of eminent domain for which Landlord is compensated pursuant to eminent domain proceedings; (xi) expenses caused by Landlord’s default under this Lease or any other lease in the Building, or by the finally-adjudicated (beyond all appeals) negligence or willful misconduct of Landlord or its agents or contractors; (xii) expenses incurred to correct any misrepresentation by Landlord expressly made in this Lease (including, without limitation, a misrepresentation with respect to whether the Building or the Premises is in compliance, as of the date hereof, with applicable laws); (xiii) expenses necessary for Landlord to comply with any Laws or insurance requirement applicable to Landlord, existing and effective on the date of this Lease; (xiv) any fines or penalties assessed against Landlord or any managing agent of the Building for the failure to cure a violation of any Law for which Landlord is responsible; (xv) expenses incurred in the removal, encapsulation, replacement with alternative substances or disposal of asbestos, asbestos-containing material, hydro chlorofluorocarbons or chlorofluorocarbons; (xvi) expenses incurred in the removal, encapsulation or other treatment of Hazardous Materials; (xvii) costs of any legal action or legal proceeding with any tenant; (xviii) expenses relating to vacant space, including security, removal of property and renovation; (xix) expenses of services, utilities, or other benefits furnished directly to Tenant and other tenants and tenantable areas of the Building for which Landlord is reimbursed separately from Operating Expenses; (xx) expenses in connection with designing and constructing any expansion of the Building; (xxi) any expenses to the extent of reimbursement paid to Landlord, or to the extent Landlord receives a credit, refund or discount against such expenses; (xxii) any expense for which Landlord is otherwise compensated or has the right to be compensated through the proceeds of insurance or would have been so compensated had Landlord carried the insurance coverage required by this Lease or is otherwise compensated or has the right to be compensated by any tenant (including Tenant) or any occupant of the Building; (xxiii) any expenses for repairs or maintenance which are covered by warranties for the benefit of Landlord; (xxiv) the cost of the acquisition or installation of any art work, including, without limitation, any statues, paintings, electronic art work or advertising; (xxv) the cost of furnishing heating, ventilation and air conditioning, cleaning or any other Building services to any retail space located in the Building; (xxvi) the cost of performing work or furnishing services to or for any tenant other than Tenant to the extent that such work or service is in excess of any work or service provided to Tenant; (xxvii) the cost of installing, operating and maintaining any specialty facility such as an observatory, broadcasting facility, restaurant or luncheon club, athletic or recreational club, theater or child care facility unless Tenant shall have previously approved such costs to be included in

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Operating Expenses; (xxviii) the cost of overtime heating, ventilation, and air conditioning furnished to the Premises or any other space in the Building; (xxix) interest, fines, penalties, or other late charges payable by Landlord; (xxx) expenses incurred with respect to a sale of all or any portion of the Building, or any interest therein, or in any person or entity of whatever tier owning an interest therein; (xxxi) the cost of any judgment, settlement or arbitration award resulting from any liability of Landlord; (xxxiii) the cost of any separate electrical or water meter Landlord may provide to any space in the Building, and the cost of the maintenance and measurement thereof; (xxxiv) expenses of compliance with the Americans with Disabilities Act; (xxxv) expenses arising from Landlord’s charitable or political contributions. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease.

“ Phase I Lease,” “ Phase II Lease” and “ Phase III Lease” are each as defined in Section 1(p).

“ Property” means the Land, the Building, all other buildings and improvements now or hereafter constructed on the Land, the Common Areas, and all appurtenances to them.

“ Property Taxes” means to the extent not otherwise payable by Tenant pursuant to Section 5 of this Lease, all levies, taxes (including real estate taxes, sales taxes and gross receipt taxes), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Property, or any improvements thereto, or against Landlord because of Landlord’s estate or interest in the Property. The foregoing notwithstanding, Property Taxes will not include income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Property Taxes.

“ Rent” means the Base Rent, Excess Operating Expenses, Excess Property Taxes and any other amounts payable by Tenant to Landlord under this Lease. “ Additional Rent” means all amounts payable by Tenant to Landlord under this Lease, other than Base Rent.

“ Taken” or “ Taking” means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.

“ Telecommunications Services” means services associated with electronic telecommunications, whether in a wired or wireless mode. Basic voice telephone services are included within this definition.

“ Tenant’s Share” means the percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Property, as set forth in Section 1 of this Lease. Landlord may make an equitable adjustment to Tenant’s Share if the rentable square feet of the Premises or the Property shall change as determined by Landlord’s architect in accordance with applicable BOMA standards.

“ Total Building Leases” is as defined in Section 1(p).

“ Transfer” means (i) any assignment, transfer, pledge or other encumbrance of all or a portion of Tenant’s interest in this Lease, (ii) any sublease, license or concession of all or a portion of Tenant’s interest in the Premises, or (iii) any transfer of a controlling interest in Tenant; provided, however, a transfer of a controlling interest in Tenant shall not deemed to have occurred if such transfer arises from the initial public offering of Tenant’s common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

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Rider 1-A

Legal Description of Property

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Rider 2 to Lease Agreement

ELECTRICITY RIDER

(a)                            Electricity shall be supplied to the Premises during the Term, at a minimum in compliance with the Electricity Standards set forth below, in accordance with the provisions of paragraph (c) of this Rider. However, at any time and from time to time during the term hereof, provided it is then permissible under the provisions of legal requirements, Landlord shall have the option to have electricity supplied to the Premises in accordance with paragraph (d) of this Rider.

(b)                            For the purposes of this Rider:

(i)                                     The term “Electric Rate” shall mean the Service Classification pursuant to which Tenant would purchase electricity directly from the utility company servicing the Building, provided, however, at no time shall the amount payable by Tenant for electricity be less than Landlord’s Cost per Kilowatt and Cost per Kilowatt Hour (as such terms are hereinafter defined), and provided further that in any event, the Electric Rate shall include all applicable surcharges, and demand, energy, losses, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof.

(ii)                                  The term “Cost per Kilowatt Hour” shall mean the total cost for electricity incurred by Landlord to service the Building during a particular time period (including all applicable surcharges, and energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof) divided by the total kilowatt hours purchased by Landlord during such period.

(iii)                               The term “Cost per Kilowatt” shall mean the total cost for demand incurred by Landlord to service the Building during a particular time period (including all applicable surcharges, demand, and time of day charges (if any), taxes and other sums payable in respect to thereof) divided by the total kilowatts purchased by Landlord during such period.

(iv)                              The “Electricity Standards” are described in Schedule 1 attached hereto.

(c)                             (i)                                     Unless one or more check meters shall be installed to determine Tenant’s consumption of and demand for electricity within the Premises, Landlord shall supply electricity to service the Premises on a pro rata share basis, and T enant shall pay to Landlord, as Additional Rent, the sum of (y) an amount determined by applying the Electric Rate or, at Landlord’s election, the Cost per Kilowatt Hour and Cost per Kilowatt, to Tenant’s consumption of and demand for electricity within the Premises as reasonably determined by Landlord on a pro rata share basis, and (z) the actual, commercially reasonable administrative costs incurred by Landlord in supplying electricity on a pro rata share basis as reasonably determined by Landlord (such combined sum being hereinafter called “ Electric Rent”). Except as set forth in the foregoing clause (z), Landlord will not charge T enant more than the Electric Rate or, at Landlord’s election, the Cost per Kilowatt and Cost per Kilowatt Hour for the electricity provided pursuant to this paragraph.

(ii)                                  Where one or more than one meter measures the electric service to Tenant, the electric service rendered through each meter shall be computed and billed separately in accordance with the provisions herein set forth.

(iii)                               For and with respect to each year of the Term including, without limit, the Base Year and the first calendar year included in the Term, beginning on the Commencement Date or any earlier occupancy of the Premises, Tenant shall pay to Landlord, on account of the Electric Rent payable pursuant to this paragraph (c), the annual sum reasonably estimated by Landlord (“Estimated Electric Rent”), subject to the adjustments on the first day of each and every calendar month of the Term (except that if the first day of the T erm is other than the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on the first day of the first full calendar month).

(iv)                              From time to time during the term, the Estimated Electric Rent may be adjusted by Landlord on the basis of either Landlord’s reasonable estimate of T enant’s electric consumption and demand (if at any time the meter(s) servicing the Premises are inoperative) or T enant’s actual consumption of and demand for electricity as recorded on the meter(s) servicing the Premises, and, in either event, the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

(v)                                 Subsequent to the end of each calendar year during the T erm, or more frequently if Landlord shall elect, Landlord shall submit to Tenant a statement of the Electric Rent for such year or shorter period together with the components thereof, as set forth in clause (i) of this paragraph (c) (“Electric Statement”). To the extent that the Estimated Electric Rent paid by Tenant for the period covered by the Electric Statement shall be less than the Electric Rent as set forth on such Electric Statement, Tenant shall pay Landlord the difference within 30 days after receipt of the Electric Statement. If the Estimated Electric Rent paid by Tenant for the period covered by the Electric Statement shallbe greater than the Electric Rent as set forth on the Electric Statement, such difference shall be credited against the next required payment(s) of Estimated Electric Rent. If no Estimated Electric Rent payment(s) shall thereafter be due, Landlord shall pay such difference to Tenant.

(vi)                              For any period during which the meter(s) servicing the Premises are inoperative, the Electric Rent shall be determined by Landlord, based upon its reasonable estimate of Tenant’s actual consumption of and demand for electricity, and the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

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(d)                                 If Landlord discontinues furnishing electricity to the Premises pursuant to paragraph (c) of this Rider, Tenant shall make its own arrangements to obtain electricity directly from the utility company furnishing electricity to the Building. The cost of such service shall be paid by Tenant directly to such utility company. Landlord shall permit its electric feeders, risers and wiring serving the Premises to be used by T enant, to the extent available, safe and capable of being used for such purpose. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to enable Tenant to obtain electricity of substantially the same quality and character, shall be installed by Landlord at T enant’s cost and expense.

(e)                                  Bills for electricity supplied pursuant to paragraph (c) of this Article shall be rendered to Tenant at such times as Landlord may elect. Tenant’s payments for electricity supplied in accordance with paragraph (c) of this Article shall be due and payable within 30 days after delivery of a statement therefor, by Landlord to Tenant. If any tax is imposed upon Landlord’s receipts from the sale of electricity to Tenant by legal requirements, Tenant agrees that, unless prohibited by such legal requirements, Tenant’s Share of such taxes shall be included in the bills of, and paid by Tenant to Landlord, as Additional Rent.

(f)                                   Landlord’s failure during the term to prepare and deliver any statements or bills under this Rider, or Landlord’s failure to make a demand under this Article, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any amount of additional rent which may become due pursuant to this Rider. Tenant’s liability for any amounts due under this Article shall survive the expiration or sooner termination of the Term.

(g)                                  Tenant’s failure or refusal, for any reason, to utilize the electrical energy provided by Landlord, shall not entitle Tenant to any abatement or diminution of Base Rent or Additional Rent, or otherwise relieve Tenant from any of its obligations under this Lease.

(h)                                 If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for T enant’s requirements, or if there shall be a change, interruption o r termination of electrical service due to a failure or defect on the part of the utility company, no such change, unavailability, unsuitability, failure or defect shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any payment from Landlord for any loss, damage or expense, or to abatement or diminution of Base Rent or Additional Rent, or otherwise relieve Tenant from any of its obligations under this Lease, or impose any obligation upon Landlord or its agents. Landlord will use reasonable efforts to insure that there is no interruption in electrical service to Tenant, but in no event shall Landlord be responsible for any failures of the utility providing such service or the negligence or other acts of third parties causing any such interruption; provided, however, that .

(i)                                     Tenant shall not make any electrical installations, alterations, additions or changes to the electrical equipment or appliances in the Premises without prior written consent of Landlord in each such instance. Tenant shall comply with the rules and regulations applicable to the service, equipment, wiring and requirements of Landlord and of the utility company supplying electricity to the Building. Tenant agrees that its use of electricity in the Premises will not exceed the capacity of existing feeders to the Building or the risers or wiring installations therein and T enant shall not use any electrical equipment which, in Landlord’s reasonable judgment, will overload such installations or interfere with the use thereof by other tenants in the Building. If, in Landlord’s reasonable judgment, Tenant’s electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment or services, including additional ventilating or air-conditioning, the same shall be provided or installed by Landlord at Tenant’s expense, which shall be chargeable and collectible as Additional Rent and paid within 30 days after the rendition to Tenant of a bill therefor.

(j)                                    If, after Landlord’s initial installation work, (i) Tenant shall request the installation of additional risers, feeders or other equipment or service to supply its electrical requirements and Landlord shall determine that the same are necessary and will not cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other Tenants or occupants of the Building, or (ii) Landlord shall determine that the installation of additional risers, feeders or other equipment or service to supply T enant’s electrical requirements is necessary, then and in either of such events Landlord shall cause such installations to be made, at T enant’s sole cost and expense and Tenant shall pay Landlord for such installations, as Additional Rent, within 30 days after submission of a statement therefor.

(k)                                 Landlord, at Tenant’s expense, shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises. Tenant, however, shall have the right to furnish and/or install any or all of the items mentioned in this Rider.

(l)                                     For and with respect to each year of the Term including, without limit, the Base Year and t he first calendar year included in the Term, beginning on the Commencement Date or any earlier occupancy of the Premises, in addition to all other sums and charges due hereunder, Tenant shall pay, as Additional Rent, Tenant’s Share of the cost to the Building (including applicable sales or use taxes) for utility and energy costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas and other utilities and heating, ventilating and air conditioning for the Building, to include all leased and leasable areas (not separately billed or metered within the Building) and Common Area electric and lighting, for the Building and Property, for any Lease Year or partial Lease Year, during the Term (collectively, “Additional Utility Rent”). Tenant shall pay to Landlord, on account of the Additional Utility Rent

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payable pursuant to this paragraph (l), the annual sum reasonably estimated by Landlord (“ Estimated Additional Utility Rent”), subject to the adjustments on the first day of each and every calendar month of the term (except that if the first day of the term is other than the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on the first day of the first full calendar month). From time to time during the term, the Estimated Additional Utility Rent may be adjusted by Landlord on the basis of either Landlord’s reasonable estimate of the Building’s and Property’s electric consumption and demand or the Building’s and Property’s actual consumption of and demand for electricity, and, in either event, the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect, the area served by any utility system serving less than all of the Building on a pro rata basis and any disparate levels of services provided to different types of space and uses. Subsequent to the end of each calendar year during the Term, or more frequently if Landlord shall elect, Landlord shall submit to Tenant a statement of the Additional Utility Rent for such year or shorter period together with the components thereof, as set forth in this paragraph (l) (“Additional Utility Statement”). To the extent that the Estimated Additional Utility Rent paid by Tenant for the period covered by the Additional Utility Statement shall be less than the Additional Utility Rent as set forth on such Additional Utility Statement, Tenant shall pay Landlord the difference within 30 days after receipt of the Additional Utility Statement. If the Estimated Additional Utility Rent paid by Tenant for the period covered by the Additional Utility Statement shall be greater than the Additional Utility Rent as set forth on the Additional Utility Statement, such overpayment shall be credited against the next required payment(s) of Estimated Additional Utility Rent. If no Estimated Additional Utility Rent payment(s) shall thereafter be due, Landlord shall pay such overpayment to Tenant. The utility and energy costs that vary with use or occupancy and that are attributable to any part of the Term in which less than ninety percent (95%) of the Building is occupied by tenants, or in which such utility and energy services are separately billed or metered to any tenant, will be adjusted by Landlord to the amount that Landlord reasonably determines they would have been if ninety percent (95%) of the Building had been occupied and such utility and energy services had been fully utilized and had not been separately billed or metered to any tenant.

– END –

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Schedule 1
to
Rider 2
Electricity Standards

228 Strawbridge Drive

Electric Service:

The building is served by a single PSE&G pad mounted transformer. The transformer is located near the southwest corner of the building. The supply voltage is 460/265V, 3 phase 4 wire. The transformer rating (as noted on the side of the transformer) is 1500kVA. The transformer supplies a switchboard in the main electrical room that’s rated at 3000 amperes. The gross building area is approximately 74,565 square feet. Using the transformer as a basis for the capacity expressed on a square foot basis, the available power is about 20VA per square foot.

Electric Distribution:

There are small electrical rooms located throughout the building for servicing tenant and house loads. Each room typically has at least one 480/277V panel, small distribution dry type transformers and several 208/120V panels. This type of distribution is typical for office buildings.

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ADDENDUM 1

TOTAL BUILDING LEASE PROVISIONS

The terms and conditions of this Addendum 1 shall be effective only on the condition, and for so long as, the Tenant under this Lease is the sole tenant and occupant of the Building pursuant to the Total Building Leases and all of the Total Building Leases are in full force and effect such that Tenant leases the entire Building from Landlord. In the event that any space in the Building shall be leased, licensed or occupied by anyone other than Tenant, whether or not pursuant to any Transfer, with or without Landlord’s consent, or otherwise, or any of the Total Building Leases shall expire or terminate, for any reason, at any time, the terms and conditions of this Addendum 1 shall be null and void and of no effect.

1.         Section 2 of the Lease (Premises) is supplemented by adding that Tenant’s control of the Common Areas shall be exclusive, subject to Landlord’s and its Agents’ rights of access, use and control as necessary to observe, perform and exercise its rights and obligations under the Lease.

2.         Section 24 of the Lease (Liability) is supplemented by adding the following as subsection (d):

If Landlord shall be in default of its obligations under this Lease and such default shall not be cured within thirty (30) days after Landlord receives written notice of such default from Tenant (or, if such default shall reasonably take more than thirty (30) days to cure, if Landlord shall not have commenced such cure within the thirty (30) days and thereafter diligently prosecuted such cure to completion), and such continuing default is creating a material impairment to Tenant’s occupancy or the operation of Tenant’s business at the Premises, then Tenant may, at Tenant’s option, without waiving any claim for damages for breach of agreement, at any time after the expiration of such notice and cure period, perform such work as may be reasonably necessary to cure such default, at Landlord’s expense as provided below. If an emergency situation exists, Tenant may cure any such default as aforesaid prior to the expiration of said cure period, upon as much written notice to Landlord as shall be practical in the circumstances, but solely if the curing of such default prior to the expiration of said cure period is necessary to protect the Premises or to prevent injury or death to persons or substantial damage to property. Landlord shall reimburse Tenant for any reasonable amounts properly incurred by Tenant as aforesaid within thirty (30) days of Tenant’s written demand therefor and, if Landlord fails to reimburse Tenant for the reasonable costs, fees and expenses incurred by Tenant in taking such curative actions, or if Landlord fails to pay any other amount owed to Tenant under this Lease (including, without limitation, any tenant improvement or construction allowance or any other reimbursement), within thirty (30) days after demand therefor, accompanied by supporting evidence of the expenses incurred by Tenant where applicable, Tenant may bring an action against Landlord to recover the amounts due pursuant to appropriate legal proceedings. If any Mortgagee of Landlord shall have given prior notice to Tenant that it is the holder of a Mortgage affecting the Premises, or Tenant is a party to any subordination or non-disturbance agreement that includes the Mortgagee’s address, Tenant agrees to give such Mortgagee notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided and Tenant further agrees that such Mortgagee shall have the right, but not the obligation, to cure such default on behalf of Landlord. Notwithstanding the foregoing, any work by or on behalf of Tenant under this subsection shall be limited solely to the Premises and any Building Systems serving the Premises and such work shall not affect the roof of the Building, the facade, entrances, exits or structural supports of the Building, or the Common Areas of the Property outside the Building. Any work by Tenant hereunder shall not damage, impair or prevent access to or use of the Building or Building Systems, or the Common Areas, and Tenant shall not do or cause to be done anything that would create a breach or default by Landlord in its obligations to other tenants or occupants or its lenders. In no event shall this provision be deemed to allow Tenant to perform any Work required to be performed by Landlord under Exhibit E to construct the Building or the Premises.

3.         Section 30 of the Lease (Parking) is supplemented by adding the following: Tenant’s rights to use the parking spaces described therein shall be exclusive, subject to Landlord’s and its Agents’ rights of access, use and control as necessary to observe, perform and exercise its rights and obligations under the Lease. Notwithstanding anything to the contrary in Section 30, Landlord shall not have the right to grant designated, reserved parking stalls to other tenants and occupants within the parking facilities serving the Building located on the Property. As of the date of this Lease, the parking facilities of the Building located on the Property include a total of 291 spaces (consisting of 39 spots at the front of the Building; 243 in back lot; 3 visitor; 6 handicap). During the Term, Landlord shall not, without Tenant’s written consent, make Alterations to the parking facilities of the Building located on the Property that would reduce the number of parking spaces located on the Property below a total of 291 spaces. During the Term, Landlord shall not, without Tenant’s written consent, agree to amend, modify or terminate the Declaration in a manner that would result in reducing the number of parking spaces available to Tenant elsewhere at the Project below the number of 10 such parking spaces provided for herein.

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4. RIGHT OF OFFER. Tenant shall have the one-time right (“Right of Offer”) during the first sixty (60) months after the Commencement Date of the Phase I Lease to elect to lease space in the existing buildings located adjacent to the Property at 224 Strawbridge Drive (the “ 224 Building”) and 232 Strawbridge Drive (the “ 232 Building”) in Moorestown, New Jersey, or portions thereof as identified in notices to Tenant pursuant to Paragraph B below, to the extent that such spaces are or become Available Space (as defined below), on and subject to the terms and conditions hereof.

A.                                    (1)                                 Space in the 224 Building and the 232 Building, or any part thereof, shall constitute Available Space upon the expiration of all rights to such space including, but not limited to (i) any lease currently in effect with respect to such space as of the date of this Lease, (ii) any rights of the tenant thereunder to renew or extend such lease, whether existing or granted after the date of this Lease, and (iii) any rights of other tenants with respect to such space, whether existing or granted after the date of this Lease, whether pursuant to a Vacant Space Lease or pursuant to a lease entered into after such space has been offered to and rejected (or deemed rejected) by Tenant as provided in this Section 4. The date following the expiration of all such rights shall be deemed to be the date on which such space becomes available for lease pursuant to this Section 4.

(2)                                 Any space in the 224 Building and the 232 Building that is vacant and unleased (“ Vacant Space”) as of the date of this Lease shall not be deemed to be Available Space. Such Vacant Space may be leased for such term and rents as may be determined by Landlord in its sole discretion at any time (“ Vacant Space Lease”), free and clear of any right or claim by Tenant.

(3)                                 Tenant’s right to lease additional space in the 224 Building and the 232 Building under this Section 4 shall be conditioned on and effective only for so long as the Building, the 224 Building and 232 Building are and remain under common ownership and not encumbered by any Mortgage or Mortgages held by anyone other than one and the same Mortgagee. For purposes hereof, “ common ownership” means the Building, the 224 Building and 232 Building are all owned by Landlord and Landlord’s Affiliated Entities. “ Landlord’s Affiliated Entities” means any entity, directly or indirectly, controlling, controlled by or under common control of, Landlord (for the purposes of this definition, the concepts of control, controlling and controlled mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or ownership interests, by contract or otherwise). This Right of Offer and Tenant’s right to lease additional space in the 224 Building and the 232 Building under this Section 4 shall automatically terminate and expire absolutely upon the occurrence of any one (or more) of the following: (i) upon any sale, assignment or other transfer of the interest of Landlord or any of Landlord’s Affiliated Entities in the Building, the 224 Building or the 232 Building (including a sale, assignment or other transfer of a controlling interest in the entity that is the Landlord or any of Landlord’s Affiliated Entities) to a third party (meaning any person or entity that is not one of Landlord’s Affiliated Entities), and (ii) upon the grant of any Mortgage encumbering the Building, the 224 Building or the 232 Building, or any of them, to a Mortgagee that is not one and the same as the holder of any other Mortgage encumbering the Building, the 224 Building or the 232 Building.

B.                                    Landlord shall use reasonable efforts to give notice to Tenant as and when Landlord anticipates that any Available Space will become available. In the case of leases that are terminated prior to their scheduled expiration date, Landlord shall give notice as soon as such termination is reasonably certain. Landlord shall state in each notice hereunder (i) the space available, (ii) the date Landlord anticipates that such space will be available for delivery, and (iii) the term such space is available for lease by Tenant.

C.                                    Tenant may elect to lease all (but not less than all) of any Available Space by giving Landlord written notice of such election within ten (10) days after receipt of Landlord’s notice. If Tenant fails to respond to Landlord’s notice within the applicable time period set forth above, Tenant’s rights under this Section 4 with respect to such space shall automatically terminate, and Tenant shall have no further right under this Section 4 to lease such space.

D.                                    The Right of Offer under this Section 4 shall terminate and expire on the last day of the month that is sixty (60) full calendar months after the Commencement Date of the Phase I Lease. Landlord shall have no obligation to offer space to Tenant, and Tenant shall have no right to lease any of such space under this Section, at any time following the said sixtieth (60th) month.

E.                                     Any space for which Tenant elects to exercise its Right of Offer under this Section 4 shall become part of the Premises, and except to the extent expressly provided to the contrary in this Section 4 (including without limitation, this Paragraph E), shall be subject to the terms of this Lease applicable thereto, without modification, and the term of this Lease shall commence for such Available Space upon the date (the “ Available Space Rental Commencement Date”) such space is delivered to Tenant as provided by Paragraph H below.

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F.                                      Base Rent for such Available Space (the “ Available Space Rent”) shall be the same as the annual rate of Base Rent payable with respect to the Premises on a per rentable square foot basis, as set forth in the table in Section 1(f) of this Lease in the column headed “ Base Rent/RSF,” multiplied by the number of rentable square feet included in such Available Space, for the then-current period of the Term as applied to the Available Space. Tenant’s obligation to pay Base Rent for such Available Space shall commence as of the applicable Available Space Rental Commencement Date with respect to such Available Space. Tenant shall also be obligated to pay Excess Operating Expenses, Excess Property Taxes and all other Additional Rent as to such Available Space. Commencing as of the applicable Available Space Rental Commencement Date, and on the first day of each and every month thereafter, Tenant shall pay to Landlord in addition to the Rent then in effect with respect to the Premises (exclusive of such Available Space), an amount equal to one twelfth (1/12th) of the Available Space Rent, plus Tenant’s Additional Rent, Tenant’s Share of Operating Expenses and Tenant’s Share of Taxes with respect to such Available Space.

G.                                    The term of this Lease shall expire for all Available Space included within the Premises upon the expiration of the Term for the Premises, unless, as specified in Landlord’s notice, such space is not available to be leased to Tenant through the expiration of the Term for the Premises (in which event such shorter term specified in the Landlord’s notice shall apply to any such Available Space). In no event shall this Lease continue in force and effect as to any Available Space included within the Premises beyond the termination of this Lease as to the Premises.

H.                                   Landlord, at Landlord’s sole cost, not to exceed the Prorated Available Space Allowance as provided below, will furnish Alterations to the Available Space, as necessary and requested by Tenant, to prepare the same for Tenant’s use and occupancy. Such Alterations (including finishes) will be substantially consistent with the Work provided to the Premises pursuant to the Work Letter in Exhibit “ E” of this Lease. The lease amendment agreement (or new lease if applicable) with respect to such Available Space as provided in Paragraph I below shall include a Work Letter agreement on the same terms and conditions as the Work Letter in Exhibit “ E” of this Lease, as applied to such Available Space, except as follows:

1.                                      The Allowance with respect to such Available Space shall be equal to the Prorated Available Space Allowance calculated as set forth below. Such Prorated Available Space Allowance will be applied against the costs to Landlord of all work, labor and materials, including hard costs and soft costs, in connection with Alterations to the Available Space to prepare the same for Tenant’s use and occupancy.

2.                                      Tenant shall be obligated to submit its preliminary plans and specifications for Alterations to such Available Space to Landlord within thirty (30) days after Tenant gives Landlord notice of its election to lease such Available Space under Paragraph C above. Tenant’s proposed plans and specifications will be subject to Landlord’s consent (not to be unreasonably withheld, conditioned or delayed), and thereafter the Final Plans therefor will be prepared in accordance with the procedure set forth in Paragraph E-2 of the Work Letter in Exhibit “ E” of the Phase III Lease. If Tenant fails to timely deliver complete plans and specifications by said date, such failure shall automatically and without notice constitute Tenant Delay and the Available Space Rental Commencement Date shall be deemed to be not later than 6 months after said date notwithstanding that Landlord may be unable to commence or Substantially Complete the Work, or the date Tenant, with Landlord’s consent, takes possession of the Premises, or otherwise as determined in accordance with the definition of Tenant Delay, if earlier.

3.                                      For purposes hereof, “ Prorated Available Space Allowance” shall mean the product obtained by multiplying the Base Amount by the Proration Factor. The “ Base Amount” shall be the product obtained by multiplying Twenty-Five and No/100 Dollars ($25.00) by the number of rentable square feet of space contained in the Available Space. The “ Proration Factor” shall mean a fraction, the numerator of which shall be the number of full calendar months then remaining in the Term of the Lease from the Available Space Rental Commencement Date until the Expiration Date, and the denominator of which shall be one hundred forty (140) full calendar months. Notwithstanding that this provision is included in each of the Total Building Leases, in no event shall Tenant be entitled to more than a single Prorated Available Space Allowance with respect to any Available Space.

4.                                      If the cost of Alterations to the Available Space to prepare the same for Tenant’s use and occupancy exceeds the available amount of the Prorated Available Space Allowance with respect to such Available Space, Tenant shall pay such excess costs out of Tenant’s own funds. Except for the Alterations to be provided by Landlord with respect to such Available Space as described herein, and subject to the Prorated Available Space Allowance, Tenant shall accept any Available Space or permitted portion thereof in its “ as is” condition as of the applicable Available Space Rental Commencement Date, and Landlord shall not be obligated to make any other improvements to any Available Space and Tenant shall not be entitled to any other construction, buildout or other allowance with respect thereto.

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I.                                        Within ten (10) days after request by Landlord or Tenant, the parties shall execute an amendment to this Lease adding to the Premises any Available Space which Tenant has elected to lease, as of the date specified in Section E with respect to such space, or if required by Landlord or any owner of the 224 Building or the 232 Building, a separate lease agreement, upon the terms set forth in this Section 4, and otherwise upon the terms and conditions of this Lease. Failure or refusal to execute and deliver such amendment to this Lease or separate lease agreement shall not waive or release the rights and obligations of the parties, which shall be deemed modified as of Tenant’s notice to Landlord of Tenant’s election to lease such space.

J.                                        This Section 4 shall in no event constitute a covenant or guarantee by Landlord that any Available Space will be available for lease by Tenant at any time.

K.                                    If Tenant is in default under this Lease beyond the applicable grace period (if any) on the date Landlord’s notice is due under Section B above or at any time thereafter until the applicable Available Space Rental Commencement Date, Tenant’s right to exercise its option as to the Available Space and/or to lease the Available Space shall automatically expire and terminate.

L.                                     If at the time Landlord’s notice is due pursuant to Section B above Tenant has assigned this Lease, or any portion thereof or interest therein or subleased any portion of the Premises, Tenant will have no right to exercise its option as to any such space.

M.                                 Landlord shall not be liable for failure to give possession of any Available Space by reason of any holding over or retention of possession by any previous tenants or occupants of same, nor shall such failure impair the validity of this Lease.

N.                                    The conditions set forth in Paragraphs K and L and the time limitation conditions with respect to Tenant’s election to lease any Available Space set forth in Paragraph C are solely for the benefit of Landlord, and Landlord may at its option waive any such condition.

O.                                    Notwithstanding anything to the contrary contained in the Lease, the Right of Offer shall inure solely to the benefit of the Tenant originally named herein (i.e., Tabula Rasa HealthCare, Inc., a Delaware corporation) and not to the benefit of any of the Tenant’s successors or assigns, whether or not permitted by Landlord. Upon the occurrence of any such assignment or transfer during the Term, the Right of Offer shall automatically terminate and become null and void without further need of any documentation with respect thereto.

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EXHIBIT “A”

PLAN SHOWING PREMISES

A-1

EXHIBIT “B”

BUILDING RULES

1.                                 Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

2.                                 The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

3.                                 Tenant shall not impair in any way the fire safety system and shall comply with all security, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord’s prior written permission.

4.                                 Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord’s prior written consent, any shades, blinds or curtains in the Premises.

5.                                 Without Landlord’s prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the Lease.

6.                                 Tenant shall not change any locks nor place additional locks upon any doors.

7.                                 Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than handicap assistance dogs in the company of their masters be brought into or kept in or about the Property.

8.                                 If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same. No machinery of any kind other than customary small business machines shall be allowed in the Premises. Tenant shall not use any method of heating, air conditioning or air cooling other than that provided by Landlord.

9.                                 Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building which is designed to normal office building standards for floor loading capacity. Landlord shall have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises.

10.                          The use of rooms as sleeping quarters is strictly prohibited at all times.

11.                          Tenant shall have the right, at Tenant’s sole risk and responsibility, to use only Tenant’s Share of the parking spaces at the Property as reasonably determined by Landlord. The number of parking stalls used by Tenant and Tenant’s Agents shall not at any time exceed the number of spaces specified in the definition of the Parking Spaces in Section 1 of the Lease. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the

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orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight without Landlord’s prior written approval. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence. Bicycles are not permitted in the Building.

12.                          Tenant and its Agents shall not smoke in the Building or at the Building entrances and exits.

13.                          Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: security guards/monitors, telecommunications installers/maintenance), and all vendors shall be subject to Landlord’s reasonable approval. No mechanics shall be allowed to work on the Building or Building Systems other than those engaged by Landlord. Tenant shall permit Landlord’s employees and contractors and no one else to clean the Premises unless Landlord consents in writing. Tenant assumes all responsibility for protecting its Premises from theft and vandalism and Tenant shall see each day before leaving the Premises that all lights are turned out and that the windows and the doors are closed and securely locked.

14.                          Tenant shall comply with any move-in/move-out rules provided by Landlord and with any rules provided by Landlord governing access to the Building outside of Normal Business Hours. Throughout the Term, no furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building.

15.                          Tenant shall not place oversized cartons, crates or boxes in any area for trash pickup without Landlord’s prior approval. Landlord shall be responsible for trash pickup of normal office refuse placed in ordinary office trash receptacles only. Excessive amounts of trash or other out-of-the-ordinary refuse loads will be removed by Landlord upon request at Tenant’s expense.

16.                          Tenant shall use its best efforts all of Tenant’s Agents to comply with these Building Rules, and will be responsible for any non-compliance by Tenant’s Agents.

17.                          Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other reasonable rules and regulations as, in Landlord’s reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this section, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the Lease.

18.                          Tenant shall not burn candles, incense, matches or other ignitable materials in the Building.

19.                          These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

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EXHIBIT “C”

TENANT ESTOPPEL CERTIFICATE

Please refer to the documents described in Schedule 1 hereto, (the “ Lease Documents”) including the “ Lease” therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the “ Beneficiaries”) that as of the date hereof:

1.                                 The information set forth in attached Schedule 1 is true and correct.

2.                                 Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule l, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

3.                                 All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

4.                                 Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant’s knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.

5.                                 Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

6.                                 To Tenant’s knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents.

7.                                 Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

8.                                 No action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

9.                                 The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Beneficiaries will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

10.                          This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Beneficiaries.

IN WITNESS WHEREOF, Tenant has executed this Certificate this      day of           , 2    .

Name of Tenant

By:
Title:

C-1

SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms and Current Status

A.                                    Date of Lease:

B.                                    Parties:

1.                                      Landlord:

2.                                      Tenant:

C.                                    Premises:

D.                                    Modifications, Assignments, Supplements or Amendments to Lease:

E.                                     Commencement Date:

F.                                      Expiration of Current Term:

G.                                    Option Rights:

H.                                   Security Deposit Paid to Landlord: $

I.                                        Current Base Rent: $

J.                                        Current Excess Operating Expenses and Excess Property Taxes: $           and $

K.                                    Current Total Rent: $

L.                                     Square Feet Demised:

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EXHIBIT “D”

CLEANING SCHEDULE

LOBBIES & ENTRANCES

Daily Cleaning

•                               Stone, ceramic tile, marble, terrazzo, or other stone or resilient flooring will be vacuumed or dry mopped and wet mopped.

•                               Waste receptacles will be emptied, and washed as necessary.

•                               Carpets, including walk off mats will be vacuumed.

•                               Wall surfaces will be spot cleaned.

•                               Stainless steel, chrome, brass and other brightwork will be cleaned and polished.

•                               Entrance door and sidelight glass will be cleaned inside and out.

•                               Exterior of entrance areas will be swept. Smoking urns and outside trash receptacles will be emptied. Urns will be filled with fresh sand as needed.

•                               Lobby areas will be maintained at all times to a superior appearance.

Weekly Cleaning

•                               Reachable picture frames, moldings, door and window frames will be dusted. Artwork will be returned to level position.

•                               Door handles, doorknobs, switch plates, kick plates, will be cleaned.

•                               Vinyl tile and similar types of flooring will be spray buffed.

Monthly Cleaning

•                               Reachable paneling, door trim, ornamental work, baseboards, entire doors, woodwork, diffusers, grills, will be dusted.

•                               Bases, corners, edges and carpeted areas will be detailed vacuumed.

Bi-Annually

•                               Vinyl tile floors will be scrubbed or stripped and recoated.

•                               Stone or hard floors will be machine scrubbed and rinsed.

GENERAL OFFICE AREAS

Daily Cleaning

•                               Waste receptacles will be emptied and liners will be replaced as needed. Trash can liners will be neatly arranged. Trash will be removed from building and deposited in designated containers or compactors.

•                               Furniture, workstations, fixtures, filing cabinets, will be dusted. Work surfaces will be dusted provided they have been cleared of papers and personal belongings.

•                               Walls, doors, windowsills, ledges will be dusted.

•                               Carpeting and rugs will be vacuumed and spot cleaned.

•                               Vinyl tile floors will be dry mopped and damp mopped.

•                               Interior partition glass will be spot cleaned.

•                               Water coolers and fountains will be cleaned and sanitized.

Monthly Cleaning

•                               Stiff brush or vacuum all upholstered furniture.

•                               Detail vacuum all edges and corners.

•                               Grills and diffusers will be dusted.

•                               Vinyl tile floors will be spray buffed.

Annually

•                               Vinyl tile floors will be scrubbed or stripped and recoated.

PRIVATE OFFICES & CONFERENCE ROOMS

Daily Cleaning

•   Empty and clean all waste receptacles replacing liners as needed. Trash can liners will be neatly arranged. Remove all building waste to designated refuse containers outside the buildings.

•   Hand dust all furniture, fixtures, filing cabinets and other dust collecting objects.

•   Spot clean walls, doors, windowsills, ledges and wall areas.

•   Wipe clean all metal doorknobs, light switches, kick plates and door saddles.

•   Vacuum all carpeting and rugs. Spot clean to remove spillage and stains.

•   Clean all “ grease boards” with appropriate cleaner (unless “ DO NOT ERASE” notation is left on board).

Weekly Cleaning

•   High dust including picture frames, moldings, door and window frames, and return artwork to level position.

•   Wipe clean all metal doorknobs, light switch plates, kick plates, and door saddles.

Monthly Cleaning

•   Stiff brush or vacuum all upholstered furniture.

•   Dust all paneling, door trim and other architectural louvers, ornamental work, baseboards, entire doors and woodwork, air diffusers and ceiling ventilation grilles.

•   Detail vacuum all edges and corners.

RESTROOMS

Daily Cleaning

•   Thoroughly sanitize and wipe clean all toilets and urinals.

•   Clean, sanitize and polish all sinks and fixtures with a non-abrasive cleaner.

•   All hand soap, paper towel, toilet paper, and sanitary napkin dispensers will be filled, sanitized and polished. Any over spray from cleaning product is to be wet mopped immediately.

•   Spot clean all partitions, tiled walls and vertical surfaces.

•   Empty, clean and sanitize all trash receptacles and sanitary disposal units.

•   Thoroughly clean all mirrors and bright work.

•   Wet mop to sanitize all floors.

Weekly Cleaning

•   High dust including high moldings, door frames, ceiling ventilations grills, and diffusers.

Quarterly

•   Machine scrub restroom floors.

LUNCHROOM, BREAKROOMS, & VENDING AREAS

Daily Cleaning

•   Empty and clean all waste receptacles (recyclable and non-recyclables) replacing liners if needed. Remove all building waste to designated refuse containers outside the building.

•   Vacuum all carpeting, moving tables and chairs as needed. Spot clean to remove spillage and stains.

•   Dry and wet mop all vinyl and similar types of flooring

•   Wipe clean all vending machines as needed including spot cleaning glass display.

•   Clean and sanitize tables. Spot clean seating to remove spillage and stains.

•   Thoroughly clean and sanitize cabinet fronts, tray slides, counter tops, microwave ovens, etc.

•   Replenish hand soap and paper towels.

Weekly Cleaning

•   High dust including picture frames, moldings, door and window frames, and return artwork to level position.

•   Wipe clean all metal doorknobs, light switch plates, kick plates, and door saddles.

•   Spray buff vinyl tile floors.

•   Wash waste containers inside and out.

Monthly Cleaning

•   Detail vacuum all edges and corners.

•   Grills and diffusers will be dusted.

•   Stiff brush or vacuum all upholstered furniture; wipe clean all vinyl furniture.

Bi-Annually

•   Strip or scrub re-coat vinyl tile floors.

ELEVATORS

Daily Cleaning

•   Vacuum all cab floors, doors, tracks, and saddles.

•   Wipe clean any wood, plastic laminate or other hard finish vertical surfaces.

•   Sanitize and polish all stainless steel or other metal work on control panels and throughout the elevator cabs.

ELEVATOR LOBBIES, COMMON AREAS & CORRIDORS

Daily Cleaning

•   Vacuum carpeting. Dry mop and damp mop hard floors.

•   Dust and wipe clean all baseboards, wood panel and trim.

•   All waste receptacles will be emptied and washed.

•   Dust and wipe clean all furniture, windowsills, picture frames and door frames removing smudges, fingerprints, stains, splash marks, dust, and dirt.

•   Spot clean all wall surfaces.

Weekly Cleaning

•   High dust including picture frames, moldings, door and window frames, and return artwork to level position.

•   Clean all paneling, door trim and other architectural louvers, ornamental work, baseboards, entire doors and woodwork, air diffusers, and ceiling ventilation grilles.

•   Detail vacuum all edges, baseboards, corners, and carpeted areas.

STAIR TOWERS

Daily Cleaning

•   Police for debris and mop for spillage.

Weekly Cleaning

•   Sweep or vacuum.

•   Wet mop stairs.

•   Spot clean wall surfaces within reach; dust horizontal surfaces within reach.

EXHIBIT “E”

WORK LETTER

E-1.                          Description of Improvements. Subject to the provisions of this Work Letter, Landlord shall, at Landlord’s expense not to exceed the Allowance, construct certain improvements on or about the Premises (the “ Work”) in accordance with those plans and specifications attached hereto as Schedule 1 and incorporated herein by this reference. Tenant hereby approves the plans and specifications attached as Schedule 1. The estimated schedule for planning, design and construction of the Work is as follows:

1.    From the parties’ agreement on the Preliminary Plans and Specifications or the date of this Lease if later, approximately 6 weeks for design, engineering and the parties’ review of the Final Plans.

2.    From the parties’ agreement on the Final Plans, approximately 3 weeks for requests for proposals, bid review and award/selection of the general contractor.

3.    From the time of entering into the construction contract with the selected general contractor, approximately 1 week to complete and submit application to local municipality for the building permit.

4.    From submission of application for building permit, estimate between 4 weeks and 12 weeks for the building permit for the Work to be issued.

5.    From issuance of the building permit, approximately 12 weeks for Substantial Completion of the Work.

E-2.                          Preliminary Plans; Final Plans. If the plans and specifications referenced in Schedule 1 are final plans and specifications, such final plans and specifications are hereinafter referred to as the “ Final Plans,” and the remainder of this Paragraph shall be inoperative. All of the materials and finishes used in the Work shall be consistent with the standards and specifications for tenant improvements at the Building established by Landlord (the “ Standards”) attached hereto as Schedule 2, except as otherwise specified on the plans and specifications attached hereto as Schedule 1. If the plans and specifications referenced in Schedule 1 are preliminary plans, Landlord shall cause its architect to prepare final working construction drawings and outlined specifications for the Work and submit such plans and specifications to Tenant for its approval within a reasonable time after execution of the Lease, subject to Tenant’s cooperation. Tenant shall make its construction representatives available for consultation upon request, shall promptly furnish all information necessary for final working construction drawings to be prepared (including without limitation, detailed mechanical, electrical, plumbing and HVAC specifications, finishes, lighting and layout) and shall otherwise cooperate in the preparation of such construction drawings and specifications. Tenant’s approval of the final construction drawings and specifications shall not be unreasonably withheld, conditioned or delayed and shall be deemed given unless Tenant delivers written notice of its objection, describing in detail the reasons therefor, within 5 business days after receiving the proposed final construction drawings and specifications from Landlord or its architect. Tenant shall not have the right to disapprove such drawings and specifications except and to the extent they are materially inconsistent with the plans and specifications attached hereto as Schedule 1 and the Standards established by Landlord. If Tenant disapproves such drawings and specifications, within 5 business days after receiving the proposed final construction drawings and specifications, Tenant shall return the same with notes and comments specifically describing the changes necessary to make the same acceptable to Tenant. If such changes are acceptable to Landlord, Landlord shall cause its architect to make the changes requested by Tenant and resubmit the same, within a reasonable time after receiving Tenant’s comments, for Tenant’s further review, within the same 5 business day period and on the same terms and conditions above. The above process shall continue until the final construction drawings are approved by Tenant. If Landlord does not receive written notice from Tenant of any objections a provided herein within the applicable 5 business day period provided herein, Tenant shall be deemed to have approved the drawings and specifications submitted to Landlord and waived its rights to object thereto. If Tenant reasonably objects to the final construction drawings and specifications presented by Landlord’s architect, or to any changes requested by Landlord, the parties shall promptly meet in an attempt to resolve any dispute regarding such drawings and specifications. Any preparation or review by Landlord or its Agents of the final working drawings and outlined specifications and any inspection of the Work constructed pursuant thereto shall be for its sole purpose and shall not imply Landlord’s inspection, review or approval of the same, or obligate Landlord to inspect, review or approve the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any such drawings or specifications are reviewed by Landlord or its space planner, architect, engineers, and consultants, and notwithstanding any consent, approval, advice or assistance, or any inspection of the Work, which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any defects, omissions or errors contained in said drawings or specifications, or with respect to any defects, errors or omissions in the Work constructed by Tenant and Tenant’s Agents. Final working drawings and specifications prepared in accordance with this Paragraph E-2 and approved by Landlord and Tenant are hereinafter referred to as the “ Final Plans.”

E-3                             Non-Standard Tenant Improvements. Prior to final approval of the Final Plans, Landlord will permit Tenant to deviate from the Standards and will authorize the inclusion of such deviations in the Final Plans provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the deviations will not result in an increased electric load for lighting and power in the Premises; (c) the deviations conform to all applicable governmental laws, codes, ordinances, rules and regulations and all necessary governmental permits and approvals, if any, required for such deviations have been secured by Tenant, at Tenant’s sole cost and expense; (d) the deviations do not require building service beyond the level of service normally provided to other tenants and occupants of the Building; (e) the deviations do not overload the floors; (f) Landlord has determined, in Landlord’s sole and absolute (even if arbitrary) discretion, that the deviations are of a nature, quality and character that are consistent with the overall objectives of Landlord for the Building; (g) the deviations shall not, in Landlord’s determination, result in any increase in the cost to Landlord of the construction of the Work above the Allowance unless Tenant otherwise agrees to pay for the overage; and (h) the deviations shall not, in Landlord’s determination, result in a delay in the construction of the Work. If Landlord determines that the deviations will result in any increase in the cost to Landlord of the Work over the Allowance, Landlord may require Tenant to pay Landlord the amount of such increased costs in advance of performing the Work. At Landlord’s sole option, upon the expiration or sooner termination of the Lease, Tenant, at Tenant’s sole cost and expense, shall remove all or any portion of any special equipment and trade fixtures installed by Tenant or its Agents (i.e., pharmaceutical operations, storage and handling equipment) and restore the affected area of the Premises to a condition compatible with the remainder of the Premises, including finishes, satisfactory to Landlord in its reasonable judgment.

E-4.                          Completion of Work and Commencement Date.

(a)                                 The term “ Substantial Completion” (or “ Substantially Complete” or similar terms used with respect to the completion of the Work) shall mean that state of completion of the Work which will, except for any improvements or work to be performed by Tenant, allow Tenant to utilize the Premises for its intended purposes without material interference to the customary business activities of Tenant by reason of any incomplete Work including Punch List items, and a certificate of occupancy for the Premises has been obtained from the local municipality. Notwithstanding the foregoing, Tenant shall be responsible for any State or Federal inspection, permit and licensing requirements relating to Tenant’s pharmacy business; and if Landlord is unable to obtain a certificate of occupancy for the Premises due to such State or Federal requirements, the Work shall be deemed Substantially Complete. The Work shall be deemed Substantially Complete even though minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Premises or the conduct of its business therein.

(b)                                 On the Commencement Date, it shall be presumed (subject to rebuttal) that all Work theretofore performed by or on behalf of Landlord was satisfactorily performed in accordance with, and meeting the requirements of, this Lease. The foregoing presumption shall not apply, however, to Punch List items, which Landlord agrees it shall complete with reasonable speed and diligence. The punch list identifying all items of the Work by Landlord which Tenant has determined by reasonable visual inspection have not been completed substantially in accordance with the approved plans (the “ Punch List”), must be delivered to Landlord, in writing, within five (5) business days after the Commencement Date. If Tenant fails to deliver such Punch List within this time period, such failure shall be deemed to be an irrevocable waiver by Tenant of its right to require the correction of any Work, except for latent defects not known to Tenant and not reasonably discoverable within such time period. If Tenant timely delivers the Punch List, Landlord will correct all Punch List items within a reasonable time commencing promptly after receipt of the Punch List. In addition, Landlord will correct all latent defects in the Work within a reasonable time commencing promptly after Landlord’s receipt of written notice from Tenant specifying such latent defects, provided such notice is received by Landlord no later than one (1) year after the Commencement Date, and thereafter Landlord shall assign to Tenant or enforce for Tenant’s benefit all manufacturer’s warranties on any portion of the Work.

(c)                                  Tenant is permitted entry to the Premises commencing approximately 30 days prior to the Commencement Date as reasonably estimated by Landlord, for the purpose of installing Tenant’s furniture, trade fixtures, equipment, telecommunications wiring and cabling, or any other purpose permitted by Landlord, on the terms and conditions hereof. Any entry by Tenant and Tenant’s Agents will be subject to Landlord’s work schedule. Tenant and Tenant’s Agents shall not cause or permit any damage to the Work in connection with Tenant’s early entry, and Tenant shall pay to Landlord, upon demand, all costs of correcting, repairing and restoring any damage caused by Tenant and Tenant’s Agents and not covered by proceeds of insurance received by Landlord or its contractor. The early entry will be at Tenant’s sole risk and will be subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Rent. Tenant, its agents and employees, will not interfere with or delay Landlord’s Work, if any, or any other work by Landlord or Landlord’s contractors, subcontractors and employees at the Building. Tenant shall indemnify Landlord against any injury, loss or damage which may occur to any person or to any of the work in the Premises or in the Building, and to any personal property therein, by reason of Tenant’s early entry, all of which shall be at Tenant’s sole risk. All personal property of Tenant and Tenant’s Agents left at the Premises or the Property before the Commencement Date shall be at the Tenant’s sole risk, and Landlord shall not be responsible or liable for any security nor for any loss, theft or damage thereof. Prior to early entry by Tenant, Tenant shall provide Landlord with proof of insurance coverage required of Tenant by this Lease.

E-5                                  Construction; Changes. The Final Plans agreed upon by Landlord and Tenant shall be submitted by Landlord or Landlord’s contractor to the local governmental body for plan checking and the issuance of a building permit. Landlord, with Tenant’s cooperation, shall cause to be made to the Final Plans any changes necessary to obtain the building permit. After final approval of the Final Plans by applicable governmental authorities, no further changes may be made thereto without the prior written approval of both Landlord and Tenant. If Tenant, however, requests in writing any change, addition or alteration (“ Changes”) in such plans and specifications or in the construction of the Work, and, if Landlord approves the proposed Changes, Landlord shall notify Tenant of the cost to perform the Changes and Tenant shall pay to Landlord such cost to perform such Changes plus an amount equal to five percent (5%) of such cost before Landlord shall perform the Changes. Notwithstanding the foregoing, Landlord shall have the right to substitute materials and finishes of like kind and quality to those specified in the Final Plans if such items are unavailable, or are unavailable at commercially reasonable cost or within the time required to avoid delay in the Substantial Completion of the Work. Any delay caused by Tenant’s request for any Changes or from the construction of any Changes shall not, in any event, delay the Commencement Date, which shall occur on the date it would have occurred but for such Changes. After a building permit for the Work is issued, Landlord shall cause its contractor to begin construction of the Work in accordance with the Final Plans. Landlord shall supervise the completion of the Work and cause its contractor to diligently pursue substantial completion of the Work. The Work shall be the property of Landlord and shall remain upon and be surrendered with the Property upon the expiration of the Lease Term, subject to Paragraph E-3.

E-6                                  Tenant’s Work. Landlord’s obligation to prepare the Premises for Tenant’s occupancy is limited to the completion of the Work set forth in the plans and specifications attached hereto as Schedule 1 or in the Final Plans. Landlord shall not be required to furnish, construct or install any items not shown thereon. Except for the Work to be provided by Landlord, Tenant shall be responsible for constructing and installing and shall pay all of the costs of any work, labor and materials necessary to prepare the Premises for Tenant’s occupancy, including without limitation, Tenant’s furniture, fixtures, equipment, and telecommunications and data wiring and cabling and any chases, risers, drops and outlets relating thereto, in accordance with applicable provisions of the Lease concerning work and Alterations by Tenant, subject to Landlord’s prior approval of all such Alterations by Tenant.

E-7                                  Cost of Work. As used herein, cost of the Work shall mean all the costs and charges incurred by Landlord or Tenant to design and construct the Work, including, without limitation, (i) the actual contractor costs and charges for material and labor, including overtime and prevailing wage requirements, contractor’s profit, overhead and general conditions incurred by Landlord in having the Work constructed in accordance with the Final Plans, (ii) Governmental agency plan check, permit and other fees (including, without limitation, certificate of occupancy fees) and sales and use taxes, (iii) testing and inspection costs, (iv) any paint touch-up or repair work necessary due to Tenant’s move into the Premises, (v) architectural and engineering fees, (vi) all other costs expended or to be expended by Landlord or Tenant in the construction of the Work.

E-8                                  Allowance for Cost of Work.

(a)                                 In the event the cost of the Work being constructed pursuant to the Final Plans exceeds Six Hundred Twenty-Six Thousand Three Hundred Forty-Six and No/100 ($626,346.00) Dollars (“ Allowance”), Tenant shall pay to Landlord the cost of the Work in excess of the Allowance after accounting for any portion of the Allowance already disbursed by Landlord or in the process of being disbursed by Landlord (the “ Excess Cost”) as provided herein. The Excess Cost shall be paid to Landlord in cash prior to the commencement of construction of the Work unless otherwise agreed by the parties. In no event shall Landlord be obligated to spend or incur more than the amount of the Allowance for the cost of the Work. Tenant shall be responsible for and shall pay for the entire cost of the Work in excess of the Allowance out of its own funds. The Excess Cost amount delivered to Landlord shall be disbursed by Landlord on a pari passu basis with the then remaining portion of the Allowance, and such disbursement shall be pursuant to the same procedure as the Allowance. In the event that, after the Excess Cost amount has been delivered by Tenant to Landlord, the cost of Work shall change, any additional costs shall be paid by Tenant to Landlord immediately as an addition to the Excess Cost or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds. Any delay caused by Tenant’s failure to timely pay an Excess Cost or any cost Tenant is responsible for paying resulting from Changes shall not, in any event, delay the Commencement Date, which shall occur on the date it would have occurred but for such delay. Any unused amount of the

Allowance shall be retained by Landlord. In no event shall Tenant be entitled to apply any unused amount of the Allowance to pay Base Rent or Additional Rent.

(b)                                 In addition to the Allowance, Landlord, at its sole cost, will remove certain trees from the Property. The specific trees to be removed will be those designated by Tenant, within the area between the Building and Route 38, provided, however, that all tree removal shall be subject to any necessary approval by local township or other governmental authority.

(c)                                  Notwithstanding the foregoing, to the extent that the Landlord’s costs of preliminary plans and designs for the Premises and the Work (“Cost of Test Fit”) exceed Nine Cents ($0.09) per rentable square foot of the Premises, i.e., $2,237.00 (“Test Fit Allowance”), Tenant shall pay to Landlord the Cost of Test Fit in excess of the Test Fit Allowance after accounting for any portion of the Test Fit Allowance already disbursed by Landlord or in the process of being disbursed by Landlord (the “ Excess Test Fit Cost”) as provided herein. The Excess Test Fit Cost shall be paid to Landlord in cash within 30 days of the date of this Lease. In no event shall Landlord be obligated to spend or incur more than the amount of the Test Fit Allowance for the Cost of Test Fit. Tenant shall be responsible for and shall pay for the entire Cost of Test Fit in excess of the Test Fit Allowance out of its own funds.

E-9                             Tenant’s Representative. Tenant has designated Brian Adams as its sole representative with respect to the matters set forth in this Exhibit E, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Exhibit E.

E-10                      Landlord’s Representative. Landlord has designated Gregory Kane and Kim Tiger as its sole representatives with respect to the matters set forth in this Exhibit E, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Exhibit E.

E-11                      Other Delays. Any delay in the construction of the Work caused by “Tenant Delay” including any one or more of the following: (i) Tenant’s request for materials, finishes or installations other than the Standards, including any so-called long lead items (meaning items that are not readily available at local retailers for immediate delivery, or are unavailable at commercially reasonable cost), or (ii) Tenant’s failure to timely prepare and submit any plans, specifications and construction drawings for Landlord’s review, timely submit information and cooperate in connection with preparing plans, specifications and construction drawings, or to timely review and approve any plans, specifications and construction drawings submitted by Landlord, within the time specified in this Exhibit E (or if not specified, then within 5 days of receipt), or (iii) any delays in obtaining governmental approvals, permits or licenses with respect to any of the Work (including delays due to rejection and necessary modifications of any documents submitted for review) due to any failure of plans, specifications and construction drawings prepared or modified by Tenant or Tenant’s Agents to comply with applicable laws, codes or governmental requirements, or due to any incomplete work, alterations or improvements for which Tenant is responsible, or due to any licensing, inspection or permitting requirements relating to Tenant’s specialized equipment, improvements, alterations or betterments relating to pharmacy operations, or (iv) Tenant’s failure to timely install its furniture, trade fixtures, equipment, wiring and cabling, or any other work or improvements for which Tenant is responsible, or (v) any other delay requested or caused by Tenant or Tenant’s Agents, shall not, in any event, delay the Commencement Date, which shall occur on the date it would have occurred but for such Tenant Delay.

SCHEDULE 1
TO
WORK LETTER
TENANT’S PLANS AND SPECIFICATIONS

IT
BUSINESS DEVELOPMENT
IMPLEMENTATION
MARKETING
CLIENT DEVELOPMENT
REGULATORY
FINANCE
EXECUTIVE

LEGEND

PARTITION LEGEND

DESIGN INTENT NOTES

SERVER ROOM EQUIPMENT DESIGN INTENT NOTES

SK-4	PROPOSED SPACE PLAN	POLEK SCHWARTZ ARCHITECTS	CAREKINESIS MOORESTOWN CORPORATE CENTER FLOOR ONE 225 STRAWBRIDGE DRIVE MOORESTOWN, NJ 19057

SCHEDULE 1
TO
WORK LETTER
TENANT’S PLANS AND SPECIFICATIONS (CONTINUED)

Tenant’s Prevailing Wage Requirements: At Tenant’s request, Landlord’s construction contract with its general contractor will include a requirement that prevailing wages will be paid to construction workers of the general contractor and subcontractors, and that all contractors and subcontractors will comply with the Affirmative Action Program as set forth at N.J.A.C. 19:30-3 et seq. (“ Prevailing Wage and Affirmative Action Requirements”). For this purpose prevailing wages will be in accordance with the current publication of the Prevailing Wage Rate Determination made by the Department of Labor and Workforce Development pursuant to the New Jersey Prevailing Wage Act (N.J.S.A. 34:11-56.25 et seq.). The 2015 publication of the Prevailing Wage Rate Determination has been provided to Landlord by Tenant before the date of this Lease and will be provided by Landlord to its general contractor.

SCHEDULE 2
TO
WORK LETTER
STANDARD SPECIFICATIONS FOR TENANT FIT-OUT

DEMOLITION:

A.                 Demolition includes full or partial removal of existing partitions doors/frames, floor/wall finishes, lights, ceilings, plumbing, electrical or mechanical equipment, etc., as required. Remove all portions completely and totally whether or not specifically noted herein, in such a manner that the remaining construction is ready and acceptable to receive new work.

CARPENTRY:

A.            Blocking: To be provided for all door stops, toilet partitions, bath accessories, shelving and cabinetry, if required or as noted. Costs to be included in any unit prices.

B.            Finish Carpentry: Provide and install all millwork, installation of solid core stain grade wood doors, hardware, shelving, hanger rods, as shown on individual drawings.

C.            Window Sills: All windowsills to be GWB unless otherwise noted.

DOORS, FRAMES AND HARDWARE:

A.            Standard interior wood office door solid particle door leaf, 1 3/4 inch thick, 3’ -0” x 8’-0”, stain grade birch veneer (2nd and 3rd floors); 3’0” x 7’0” (1st floor).

B.            Interior double doors to be the same as single doors, each leaf to be 3’-0” x 7’-0”.

C.            Tenant entry doors match base building standard 1-3/4 inch thick, 3’-0” x 7’-0” stain grade Oak veneer — 1 hr. rated.

D.            Frames: Frames to be hollow metal 16 gauge hollow metal knock down frames, rust inhibitive primer, field painted, fire rated as required. Frames to have a minimum of 3 door silencers

E.            Hardware: Obtain each type of hardware from a single manufacturer.

F.             Schlage AL-Series, Jupiter Lever Handle, Finish to be brushed aluminum. Closers on rated doors. Provide full mortise 5 knuckle hinges, wall mounted rubber doorstops with blocking in wall for doorstop, and rubber silencers.

G.           Provide passage latch set as standard for all doors except suite entry door.

H.           Suite entrance doors and all tenant egress doors to be keyed to the building master.

WALL TYPES:

A.            Interior Wall to underside of ACT: 5/8 inch gypsum wall board on 3 5/8 inch 25 gauge steel stud 16 inches o/c. Height to underside of suspended ceiling. Provide bracing to structure above per local code. Typical at all locations U.O.N.

B.            Slab to Deck Partition: 5/8 inch GWB on 3 5/8 inch 25 gauge steel studs 16 inches 0/c. -studs to underside of deck, GWB to underside of deck and tightly sealed, 3 1/2 inch sound attenuation blanket to 6 inches above finished ceiling.

C.            Fire-rated Partition: One Hour Fire Rated - 5/8 inch fire-rated GWB on 3 5/8 inch 25 gauge steel studs 16 inches o/c. -studs and GWB continuous to underside of deck, fire safe at deck flutes. Seal all penetrations to maintain fire rating. Install 3 1/2 inch acoustic batt insulation within wall to full height. Tape and spackle face outside tenant area to achieve fire rating. Finish tape to six (6) inches above ceiling. Fire tape above to deck.

D.            Tape and spackle all GWB where exposed or required by code. Use metal corner beads and metal “ J” beads on exposed edges.

E.             All fire-rated and partition walls to be sealed against window mullions, existing walls, etc.

F.              Every opening and penetration of a smoke, fire or demising partition shall be protected with approved protective material, to limit the spread of fire and restrict the movement of smoke from one side of assembly to the other as required by local code.

CEILINGS:

A.                 Standard - 2’ x 4’ lay-in angled tegular white mineral fiber board fissured pattern, Armstrong Cortega Second Look II, 2767 or equal. Color to be white. Ceiling grid system, exposed tee, Prelude 15/16” installed per manufacturer’s recommendations.

FLOORING:

A.            Resilient Tile Flooring: Provide 12” x 12” x 1/8” thick Vinyl Composition Tile where indicated on plans. Color to be selected from full line of standard colors, manufactured by Armstrong Excelon or equal. Buff wax floor prior to tenant walk through. Typical at kitchen areas, pantry, and storage rooms.

B.            Carpeting: Carpet to be Shaw Digital, or equal, upgraded carpet to be Shaw Design Series V, or equal, carpet to be selected from Selection Boards furnished by Landlord. Allow for proper placement of seams. Carpet installation to be direct glue down.

C.            Provide vinyl cove base to all carpeted and resilient tile floor areas. Vinyl base to be 1/8” thick, Johnsonite, or equal.

D.            Provide a transaction strip where carpet and VCT meet.

E.            All floors to be prepared in strict accordance with manufacturers recommendations for first quality installation, by means of flash patching or leveling as required.

PAINTING:

A.            Interior Gypsum Drywall two coats latex wall paint, Sherwin Williams Interior Latex Flat Finish or equivalent.

B.            All trim and hollow metal doorframes to receive 2 coats of Sherwin Williams ProClassic interior waterbased acrylic-alkyd enamel or equivalent, semi gloss finish.

C.            Doors to be either factory or field stained, or field painted.

D.            Mechanical piping ductwork and sprinklers will not be painted.

WINDOW BLINDS:

A.            If not existing Contractor to furnish and install new 1” Building Standard mini blinds to be manufactured by SWF
Contract and the color is to match existing building blinds. Install blinds inside the window mullions.

MILLWORK/ CASEWORK (Available at additional cost to Tenant):

A.            High pressure plastic laminate base cabinets with countertop and back splash. Laminates to be Formica or equal, selected from manufacturers standard colors. All plastic laminate cabinets, shelves and counters shall conform to “ heavy duty” standards for commercial use.

PLUMBING:

All work to be completed in accordance with the following:

1)             The most recent IBC

2)             The most recent IPC

3)             State and Local Health Departments

4)             Local Building Codes and the requirements of applicable regulatory authorities.

5)             In cases of a conflict between the Contract Documents and the requirements of the local jurisdiction, the more stringent requirements shall apply.

6)             Standard for tenant of 10,000 s.f. or more, (1) sink at kitchen/pantry area with 6’ of countertop and a total of 3’ of base cabinets.

FIRE PROTECTION:

A.            Provide one each 5 lb. ABC fire extinguisher with semi- recessed cabinet per 4000 SF or as required to meet local code, and at kitchen/pantries.

B.            Furnish and install branch and distribution sprinkler piping from building sprinkler mains. Size piping based on hydraulic calculations or pipe schedule if applicable.

C.            Provide semi recessed sprinkler heads spaced to meet building requirement coverage in accordance with NFPA13, upright heads in open ceiling areas.

D.            Furnish and install tampers and flows switch, as required by code.

HVAC:

A.            Furnish and install duct work, flex, and diffusers from base building main duct work for all tenant office areas.

B.            Furnish and install required HVAC appropriate for the configuration of the tenant space, which will include units, fans, controls, duct work, flex, diffusers, power, etc. work to be installed to meet the requirements of local code, IBC mechanical code, Ashrae standards, and NFPA.

C.            Additional tonnage for computer rooms, IT server rooms, conference rooms, and copy rooms is an additional cost to the tenant.

ELECTRICAL SYSTEM:

A.            All installation per local code and the most recent update of the NEC.

B.            Lighting in ACT areas to be 3 tube 2x4 deep cell parabolic fixtures with electronic ballast and T -8 lamps. All fit-up areas to have one fixture per 90 sq. ft. Existing spaces will utilize existing lighting fixtures unless otherwise noted. All lighting must comply with COMcheck.

C.            Typical workstation to have 2 - 20 amp circuits per 4 workstations fed from walls, column or junction box above ceiling.

D.            Duplex outlets to be provided as follows;

•                  Private offices to have 3 standard 20 amp outlets on interior walls only.

•                  Meeting/Conference rooms: 1 standard 20 amp duplex each wall, except exterior wall.

•                  General corridors/ Public Space: 1 standard 20-amp duplex spaced at a maximum distance of 40’ or as required by local code.

E.             Dedicated outlets: 2 will be provided for each tenant space.

F.              Light switches will be provided as per code.

G.           TeleData: All teledata work is to be provided by tenant. Tenant’s telecom contractor to provide any fire rated backboard required.

H.           Provide additional fire alarm devices as required by the fit-out to meet the requirements of local code, NFPA, IBC and IFC. Same system will be utilized as the base building system.

I.                Security system is the responsibility of the tenant for their space.

EXHIBIT “F”

EXTENSION OPTION

A.                                    Tenant is granted the option (“ Extension Option”) to extend the Term of this Lease for one (1) additional period of ten (10) years (“ Extension Term”), subject to the terms, conditions and requirements as follows:

1.                                 The Extension Option must be exercised, if at all, by written notice from Tenant to Landlord given at least twelve (12) months prior to the expiration of the current Term, time being of the essence and timely notice being an express condition of valid exercise of any Extension Option;

2.                                 At the time of exercising an Extension Option, and on the commencement date of the applicable Extension Term, all of the Total Building Leases, including this Lease, shall cover all of the rentable area of the Building and shall be in full force and effect and there shall exist no Event of Default by Tenant under this Lease or any of the Total Building Leases which remains uncured beyond any applicable period of grace;

3.                                 At the time of exercising an Extension Option, Tenant shall properly exercise all of its Extension Options to extend all of the Total Building Leases, which, including this Lease, shall cover all of the rentable area of the Building for the full Extension Term; and

4.                                 If the Extension Option is effectively exercised, all the terms and conditions contained in this Lease shall continue to apply during the applicable Extension Term except that:

(a)                                 There shall be no further right of extension beyond the Extension Option for the Extension Term specified in this Exhibit “F”;

(b)                                 The Extension Option under the Total Building Leases including this Lease shall apply to all (and not less than all) of the Premises originally leased hereunder and all other space in the Building;

(c)                                  If Tenant shall have assigned this Lease or sublet all or any portion of the Premises, or any other space covered by the Total Building Leases or any of them, any unexercised Extension Options shall automatically expire and be null and void;

(d)                                 The leasehold improvements will be provided in their then-existing condition (on an “ as is” basis) at the time of commencement of the Extension Term and Tenant shall not be entitled to any construction, build out or other allowances with respect to the Premises or any other space during the Extension Term, unless otherwise negotiated by the parties; and

(e)                                  The Base Rent applicable to the Premises shall be equal to ninety-five percent (95%) of the Market Base Rental Rate determined in accordance with the following provisions:

(i)                                     Base Rent shall be the Market Base Rental Rate determined as of the applicable commencement date of the Extension Term. Tenant shall also be obligated to pay Additional Rent including without limitation, Tenant’s Share of Excess Operating Expenses and Excess Property Taxes. Within thirty (30) days of Landlord’s receipt of written notice from Tenant validly exercising its Extension Option hereunder, Landlord shall give Tenant notice of Landlord’s reasonable determination of the Market Base Rental Rate for the Extension Term. If Landlord and Tenant cannot agree upon the determination of the Market Base Rental Rate within 30 days after Landlord’s notice, the determination of the Market Base Rental Rate will be submitted to arbitration in accordance with this Exhibit “ F”. If the arbitration has not been completed on the applicable commencement date of the Extension Term, until such determination is made Tenant will pay, as monthly installments, one-twelfth of Landlord’s reasonable determination of the Market Base Rental Rate, plus all Additional Rent. Upon determination of the Market Base Rental Rate through arbitration, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as appropriate, the amount equal to the overpayment or underpayment of the Base Rent from the applicable commencement date of the Extension Term until the determination of the Market Base Rental Rate under arbitration. From and after such determination is made Tenant will pay Base Rent in accordance with the Market Base Rental Rate as determined in accordance with this Exhibit “ F” plus all Additional Rent.

(ii)                                  For purposes of this Exhibit “ F” the term “ Market Base Rental Rate” is understood to mean the amount of cash which a landlord would receive annually by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent

F-1

person willing to lease but being under no compulsion to do so, and assuming a lease extension on the same terms and provisions as those herein contained. Market Base Rental Rate shall take into consideration all relevant factors including the condition of the space, negotiated tenant improvement allowances, free rent credits, parking rights and other concessions negotiated by the parties, if any (or lack of same as applicable). Landlord and Tenant agree that bona fide written offers to lease comparable space located in the Building from third parties may be used as a factor in determining the Market Base Rental Rate. Notwithstanding anything to the contrary contained herein, in no event shall the annual rate of Market Base Rental Rate be deemed to be less than the annual rate of Base Rent payable under the Lease for the final 12 months of the Term ending on the scheduled expiration thereof.

(iii)                               If Tenant and Landlord cannot agree to the Market Base Rental Rate (it being agreed that both Landlord and Tenant will be reasonable in their attempt to determine the Market Base Rental Rate), either party may cause said rate to be determined by arbitration in accordance with the following provisions:

The determination of the Market Base Rental Rate will be determined by an arbitration board consisting of three reputable real estate professionals with experience with comparable office buildings in the County where the Building is located, each of whom shall be a Member of the American Institute of Real Estate Appraisers with the designation of “ MAI”. Within twenty (20) days after initiation of arbitration, each party shall appoint one arbitrator who shall have no material financial or business interest in common with the party making the selection and shall not have been employed by such party for a period of three years prior to the date of selection. If a party fails to give notice of appointment of its arbitrator within the 20-day period specified above, then upon 2 business days’ notice the other party may appoint the second arbitrator. The arbitrators selected by the parties shall attempt to agree upon a third arbitrator. If the first two arbitrators are unable to agree on a third arbitrator within thirty (30) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the presiding judge of the Superior Court, civil trial division, for the County in which the Building is located, or by any person to whom such presiding judge formally delegates the matter or, if such methods of appointment fail, by the American Arbitration Association. The parties will submit to the arbitrators the definition of the Market Base Rental Rate from this Exhibit “ F” and each arbitrator shall submit his or her determination made in accordance with the provisions of this Exhibit “F” in a sealed envelope by the 30th day following appointment of the last arbitrator, and any determination not submitted by such time shall be disregarded. The parties shall meet on said 30th day (or if it is not a business day, on the first business day thereafter) at 11:00 a.m. at the office of Landlord, or such other place as the parties may agree and simultaneously deliver the determinations. If the determinations of at least two of the arbitrators shall be identical in amount, such amount shall be deemed the Market Base Rental Rate. If the determination of the three arbitrators shall be different in amount, the Market Base Rental Rate shall be determined as follows:

(1)                                 If neither the highest or lowest determination differs from the middle determination by more than ten (10) percent of such middle determination, then the Market Base Rental Rate shall be deemed to be the average of the three determinations; and

(2)                                 If clause (1) does not apply, then the Market Base Rental Rate shall be deemed to be the average of the middle determination and the determination closest in amount to such middle determination.

The decision of the arbitrators, determined as above set forth, will be final and non-appealable. Except where specifically provided otherwise in this Lease, each party shall bear its own expenses in connection with the arbitration and the costs of its arbitrator, and the cost of the third arbitrator shall be shared equally by Landlord and Tenant. The costs of all counsel, experts and other representatives that are retained by a party will be paid by such party.

B.                                    Limitation.                                    Notwithstanding anything to the contrary contained in the Lease, the Extension Option shall inure solely to the benefit of the Tenant originally named herein (i.e., Tabula Rasa HealthCare, Inc., a Delaware corporation) and not to the benefit of any of the Tenant’s successors or assigns, whether or not permitted by Landlord. Upon the occurrence of any such assignment or transfer during the Term, any Extension Option then remaining shall automatically terminate and become null and void without further need of any documentation with respect thereto.

F-2

EXHIBIT “G”

SNDA

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“ Agreement”) is entered into as of July   , 2015 the (“ Effective Date”) by and between U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFICIAL OWNER OF THE NORTHSTAR 2013-1 GRANTOR TRUST, SERIES A (as successor-in-interest to NS INCOME SUB-REIT CORP., as successor-in-interest to NSREIT CB LOAN, LLC, as successor-in-interest to NS INCOME OPPORTUNITY REIT HOLDINGS, LLC) (together with its successors and assigns, the “ Mortgagee”) and Tabula Rasa HealthCare, Inc., a Delaware corporation (hereinafter, collectively the “ Tenant”), with reference to the following facts:

228 Strawbridge Associates LLC, a New Jersey limited liability company, whose address is c/o Keystone Property Group, L.P., One Presidential Boulevard, Suite 300, Bala Cynwyd, PA 19004 (the “ Landlord”), owns fee simple title to the real property described in Exhibit “ A” attached hereto (the “ Property”).

Mortgagee has made a loan to Landlord in the original principal amount of $22,000,000.00 (the “ Loan”), which is secured by a certain mortgage (the “ Mortgage”) encumbering the Property.

Pursuant to those three (3) certain Lease Agreements each for a separate floor of the building located at the Property and each dated as of the date hereof (individually and collectively, the “ Lease”), Landlord has demised to Tenant the entire building located at the Property (the “ Leased Premises”).

Tenant and Mortgagee desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1.                                   Definitions.                                The following terms shall have the following meanings for purposes of this Agreement.

(a)                                 Foreclosure Event. A “ Foreclosure Event” means: (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which a Successor Landlord becomes owner of the Property; or (iii) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.

(b)                                 Former Landlord. A “ Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

(c)                                  Offset Right. An “ Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

(d)                                 Rent. The “ Rent” means any fixed rent, base rent or additional rent under the Lease.

(e)                                  Successor Landlord. A “ Successor Landlord” means any party that becomes owner of the Property as the result of a Foreclosure Event.

(f)                                    Other Capitalized Terms. If the initial letter of any other term used in this Agreement is capitalized and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.

2.                                      Subordination. The Lease shall be, and shall at all times remain, subject and subordinate to the terms of the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.

3.                                      Nondisturbance, Recognition and Attornment.

(a)                                 No Exercise ofMortgage Remedies Against Tenant. So long as the Tenant is not in default under the Lease beyond any applicable grace or cure periods (an “ Event of Default”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

(b)                                 Nondisturbance and Attornment. If an Event of Default by Tenant is not then continuing, then, when Successor Landlord takes title to the Property: (i) Successor Landlord shall not terminate or disturb Tenant’s possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (ii) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (iii) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (iv) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant. Tenant acknowledges notice of the Mortgage and assignment of rents, leases and profits from the Landlord to the Mortgagee. Tenant agrees to continue making payments of rents and other amounts owed by Tenant under the Lease to the Landlord and to otherwise recognize the rights of Landlord under the Lease until notified otherwise in writing by the Mortgagee (a “ Rent Payment Notice”), and after receipt of such notice the Tenant agrees thereafter to make all such payments to the Mortgagee, without any further inquiry on the part of the Tenant, and Landlord consents to the foregoing. Landlord irrevocably directs Tenant to comply with any Rent Payment Notice, notwithstanding any contrary direction, instruction, or assertion by Landlord. Tenant shall be entitled to rely on any Rent Payment Notice. Tenant shall be under no duty to controvert or challenge any Rent Payment Notice. Tenant’s compliance with a Rent Payment Notice shall not be deemed to violate the Lease. Landlord hereby releases Tenant from any and all claims Landlord may have based upon Tenant’s compliance with any Rent Payment Notice. Landlord shall look solely to the Mortgagee with respect to any claims Landlord may have on account of an incorrect or wrongful Rent Payment Notice. Tenant shall be entitled to full credit under the Lease for any rent paid to Mortgagee pursuant to a Rent Payment Notice to the same extent as if such rent were paid directly to Landlord.

(c)                                  Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) business days of such request.

4.                                      Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

(a)                                 Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment.

(b)                                 Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

(c)                                  Payment; Security Deposit. Any obligation: (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been delivered to Mortgagee by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee; (iii) to commence or complete any initial construction of improvements in the Leased Premises or any expansion or rehabilitation of existing improvements thereon; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation (except as explicitly required by the terms of the Lease). Notwithstanding the foregoing, if Successor Landlord takes title to the Property and as of the date of attornment any portion of the Work (as defined in the Lease) has not been completed by Former Landlord in accordance with the terms of the Lease, Successor Landlord shall complete such portion of the Work subject to and in accordance with the terms of the Lease (it being agreed, for the avoidance of doubt, that Successor Landlord’s obligation to complete the Work shall not require that Successor Landlord expend an amount that exceeds (x) the Allowance (as defined in the Lease) less (y) any portion of the Allowance expended by any Former Landlord prior to the date of attornment).

(d)                                 Modification, Amendment or Waiver. Any material modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Mortgagee’s written consent.

(e)                                  Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

Notwithstanding the foregoing limitations on Successor Landlord’s liability, from and after the date of attornment, Successor Landlord shall perform day-to-day maintenance and repairs to the Property to the extent expressly required pursuant to the terms of the Lease.

5.                                      Exculpation ofSuccessor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Leased Premises from time to time, including insurance and condemnation proceeds, security deposits, escrows, Successor Landlord’s interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the “ Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6.                                      Notice to Mortgagee and Right to Cure. Tenant shall notify Mortgagee of any default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Mortgagee shall have received notice of default giving rise to such cancellation or abatement and (i) in the case of any such default that can be cured by the payment of money, until forty-five (45) days shall have elapsed following the giving of such notice or (ii) in the case of any other such default, until a reasonable period for remedying such default shall have elapsed following the giving of such notice and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same, including such time as may be necessary to acquire possession of the Property if possession is necessary to effect such cure, provided Mortgagee, with reasonable diligence, shall (a) pursue such remedies as are available to it under the Mortgage so as to be able to remedy the default, and (b) thereafter shall have commenced and continued to remedy such default or cause the same to be remedied. Notwithstanding the foregoing, Mortgagee shall have no obligation to cure any such default.

7.                                      Miscellaneous.

(a)                                 Notices. Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested or by telefax transmission, with the original machine- generated transmit confirmation report as evidence of transmission. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited; however, delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission unless given after 3:00 p.m. on a business day, in which case it shall be deemed effective at 9:00 a.m. on the next business day. For purposes of notice, the addresses and telefax number of the parties shall, until changed as herein provided, be as follows:

If to the Mortgagee, at:                                                                      399 Park Avenue

18th Floor

New York, New York 10022

Attention: Dan Gilbert

Facsimile No.: (212) 547-2780

Email: gilbert@nrfc.com

and

433 East Las Colinas Blvd.

Suite 100

Irving, Texas 75039

Attention: Robert S. Riggs

Facsimile No.: (972) 869-6521

Email: riggs@nrfc.com

With a copy to:

Haynes & Boone LLP

30 Rockefeller Plaza, 26th Floor

New York, New York, 10112

Attention: Steven Koch

Telecopier: (212) 884-8205

Email: steven.koch@haynesboone.com

If to the Tenant, at:                                                                                         Tabula Rasa HealthCare, Inc.

228 Strawbridge Drive
West Route 38

Moorestown, NJ 08057
Attention: CFO

(b)                                 Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate. If Tenant consists of more than one person or entity, the representations, warranties, covenants and obligations of such persons and entities hereunder shall be joint and several. A separate action may be brought or prosecuted against any such person or entity comprising Tenant, regardless of whether the action is brought or prosecuted against the other persons or entities comprising Tenant, or whether such persons or entities are joined in the action. Mortgagee may compromise or settle with any one or more of the persons or entities comprising Tenant for such sums, if any, as it may see fit and may in its discretion release any one or more of such persons or entities from any further liability to Mortgagee without impairing, affecting or releasing the right of Mortgagee to proceed against any one or more of the persons or entities not so released.

(c)                                  Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

(d)                                 Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

(e)                                  Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

(f)                                    Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of New York, excluding such State’s principles of conflict of laws.

(g)                                 Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

(h)                                 Due Authorization. Tenant represents to Mortgagee that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Mortgagee represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

(i)                                    Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Mortgagee and Tenant have caused this Agreement to be executed as of the date first above written.

MORTGAGEE:

U.S. BANK NATIONAL ASSOCIATION, as trustee for the Beneficial Owner of the NorthStar 2013-1 Grantor Trust, Series A

By:	NS Servicing II, LLC, a Delaware limited
liability company, as attorney-in-fact and Special Servicer

	By:	NRFC Sub-REIT Corp., a Maryland
corporation, as sole managing member

By:
Name:
Title:

TENANT:

Tabula Rasa HealthCare, Inc., a Delaware corporation

BY:
Name:
Title:

STATE OF )
) ss.:

COUNTY OF )

On the      day of                                    in the year 2015 before me, the undersigned, a Notary Public in and for said State, personally appeared                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF )
) ss.:

COUNTY OF )

On the      day of                                       in the year 2015 before me, the undersigned, a Notary Public in and for said State, personally appeared                            , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

LANDLORD’S CONSENT

Landlord, as of the date first written above, consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

LANDLORD:

228 STRAWBRIDGE ASSOCIATES L.L.C.,
a New Jersey limited liability company

By:
Name:
Title:

STATE OF )
) ss.:

COUNTY OF )

On the      day of                                in the year 2015 before me, the undersigned, a Notary Public in and for said State, personally appeared                                              , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

Exhibit A

ALL that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in Moorestown Township, County of Burlington and State of New Jersey, being more particularly described as follows:

Tract III:

BEGINNING at a point in the Southerly right-of-way line of New Jersey State Highway Route 38, said point located from the intersection of the Southerly right-of-way line of New Jersey State Highway Route 38 and the Easterly right-of-way line of Pleasant Valley Avenue North 62 degrees 32 minutes 30 seconds East, 1009.97 feet; thence from said point of beginning along the Southerly right-of-way line of New Jersey State Highway Route 38, North 62 degrees 32 minutes 30 seconds East, 98.42 feet; thence still along the Southerly right-of-way line on a curve to the right having a radius 5,659.65 feet the arc distance of 53.51 feet; thence leaving the Southerly right-of-way line of New Jersey State Highway Route 38 and along the line of Lot 3.01 the following three courses and distances;

(1)         South 27 degrees 27 minutes 30 seconds East, 416.73 feet; thence

(2)         North 62 degrees 32 minutes 30 seconds East, 64.81 feet; thence

(3)         South 27 degrees 27 minutes 30 seconds East, 305.00 feet to a point, a corner of Lot 3.01 and lands of Joseph R. Kramer, et ux (Lot 3-0); thence by lands of Joseph R. Kramer, et ux (Lot 3-0), Robert W. Vanace et ux (Lot 3N), Connell V. O’Brien (Lot 3M) Jesse A. Williams, et ux (Lot 3L) and T.D. Robenhymer, et ux (Lot 3K), South 35 degrees 57 minutes 00 seconds West, 393.64 feet to a point, a corner of Lot 3.02, thence along the line of Lot 3.02 the following two courses and distances;

(1)         North 27 degrees 27 minutes 30 seconds West, 332.18 feet;

(2)         South 62 degrees 32 minutes 30 seconds West, 8.70 feet to a point, the intersection of the Southerly and Easterly right-of-way lines of Strawbridge Drive; thence along the Easterly right-of-way line of Strawbridge Drive the following five courses and distances;

(1)         North 27 degrees 27 minutes 30 seconds West, 227.14 feet; thence

(2)         A curve to the right having a radius of 267.00 feet the arc distance of 108.66 feet;

(3)         North 4 degrees 08 minutes 30 seconds West, 154.03 feet;

(4)         A curve to the left having a radius of 208.00 feet, the arc distance of 53.86 feet;

(5)         A curve to the right having a radius of 47.00 feet, the arc distance of 66.87 feet to the point and place of Beginning.

Being known and designated as Lot 3, as shown on a certain map entitled “Major Subdivision Plan, Route 38 Office Park”, Moorestown Township, County of Burlington, State of New Jersey, and filed in the Burlington County Clerk’s Office on December 8, 1982, as Map #03716.

FOR INFORMATION PURPOSES ONLY:

BEING Known as Lot 43 Block 3401, on the Official Tax Map of Moorestown Township BEING commonly known as 228 W Route 38, Moorestown, New Jersey

SCHEDULE 7(ii)

HVAC STANDARDS

228 Strawbridge Drive

This 3-story building encompasses approximately 74,565 square feet. The HVAC systems serving the building are as follows:

AAON EQUIPMENT

Model Number	Serial Number	Nominal Capacity	Vintage
RN-070	2008T0ENCY01346	70 tons	less than 5 yr.
RN-070	2008T0ENCY01347	70 tons	less than 5 yr.
RN-050	2008T0BNCW01348	50 tons	less than 5 yr.
RN-040	2008T0BN0U01349	40 tons	less than 5 yr.

TRANE EQUIPMENT

Model Number	Serial Number	Nominal Capacity	Vintage
TED036	J98B900451	3 tons	1998
TED036	J98B900450	3 tons	1998

TOTAL CAPACITY -		236 tons

This translates to an average installed capacity of 1 ton of air conditioning for every 315 square feet. These units are all electric heat pumps. This installed capacity is more than sufficient to satisfy the needs of the building.

228 Strawbridge Drive

The building is served with a series of VAV and fan powered boxes complete with electric heat. The electric baseboard is limited to the atrium area.

The heating, ventilating and air conditioning system shall maintain indoor temperature conditions in the Premises at a minimum of 70 degrees F with an outdoor temperature of 10 degrees F dry bulb in the winter, and a maximum of 75 degrees F with an outdoor temperature of 93 degrees F dry bulb/75 degrees F wet bulb in the summer, subject to Tenant’s proper use and operation of the system at normal office levels of occupancy during normal business hours.